Filed pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03,
333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08

Subject to Completion
Preliminary Prospectus Supplement dated September 10, 2007

PROSPECTUS SUPPLEMENT
(To prospectus dated May 3, 2007)

$
Series E Junior Subordinated Debentures due 2067

The Series E Junior Subordinated Debentures will
be Fully and Unconditionally Guaranteed by
FPL GROUP, INC.

________________

The Series E Junior Subordinated Debentures will bear interest at       % per year.  FPL Group Capital will pay interest on the securities on March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2007.  The securities will be issued in registered form and in denominations of $25 and integral multiples thereof.  The securities will mature on September 1, 2067.

FPL Group Capital may defer interest payments on the securities on one or more occasions for up to 10 consecutive years as described in this prospectus supplement.  Deferred interest payments will accrue additional interest at a rate equal to the interest rate on the securities, to the extent permitted by applicable law.

FPL Group Capital may redeem the securities at its option at the times and the prices described in this prospectus supplement.

FPL Group Capital intends to apply to list the securities on the New York Stock Exchange.  Trading on the New York Stock Exchange is expected to commence within 30 days after the securities are first issued.

See “Risk Factors” beginning on page S-9 to read about certain factors you should consider before making an investment in the securities.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
________________
	Per Junior Subordinated Debenture	Total
Price to Public (1)	$	$
Underwriting Discount (2)	$	$
Proceeds to FPL Group Capital (before expenses) (2)	$	$

(1)  Plus accrued interest, if any, from the date the securities are originally issued, if settlement occurs after that date.

(2)  Underwriting commissions of $       per security (or up to $           for all securities) will be deducted from the proceeds paid to FPL Group Capital by the underwriters.  However, the commission will be $       per security for sales to institutions and, to the extent of such sales, the total underwriting discount will be less than the amount set forth herein.  In addition, other expenses of the offering will be paid by FPL Group Capital except as discussed under “Underwriting” in this prospectus supplement.

The securities are expected to be delivered in book-entry only form through The Depository Trust Company for the accounts of its participants, including Euroclear and Clearstream, Luxembourg, on or about September     , 2007.
________________

Wachovia Capital Markets, LLC acted as structuring advisor for this transaction.

Joint Book-Running Managers

Citi	Merrill Lynch & Co.	Morgan Stanley
UBS Investment Bank	Wachovia Securities

Junior Co-Managers

A.G. Edwards	Banc of America Securities LLC	Lehman Brothers
Raymond James	RBC Capital Markets

________________

The date of this prospectus supplement is September     , 2007.

The information in this preliminary prospectus supplement is not complete and may be changed.  Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any jurisdiction where the solicitation, offer or sale is not permitted.

The accompanying prospectus is part of a registration statement filed with the Securities and Exchange Commission.  You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from FPL Group Capital, FPL Group or the underwriters specifying the final terms of the offering.  None of FPL Group Capital, FPL Group or the underwriters has authorized anyone else to provide you with additional or different information.  None of FPL Group Capital, FPL Group or the underwriters is making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

_________________________

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents.  To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.  You should pay special attention to the “Risk Factors” section beginning on page S-9 of this prospectus supplement to determine whether an investment in these securities is appropriate for you.

FPL GROUP CAPITAL AND FPL GROUP

FPL Group Capital

FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group.  FPL Group Capital holds the capital stock or other ownership interests of, and provides funding for, FPL Group’s operating subsidiaries other than Florida Power & Light Company.  These operating subsidiaries’ business activities primarily consist of FPL Energy, LLC’s competitive energy business.

FPL Group

FPL Group is a holding company incorporated in 1984 as a Florida corporation.  FPL Group’s principal subsidiary, Florida Power & Light Company, is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy.  Other operations are conducted through FPL Group Capital.

Both FPL Group Capital’s and FPL Group’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

SUMMARY—Q&A

What securities are being offered pursuant to this prospectus supplement?

FPL Group Capital is offering $                   aggregate principal amount of its Series E Junior Subordinated Debentures due 2067, which will be referred to as the “Junior Subordinated Debentures” in this prospectus supplement.  FPL Group Capital’s corporate parent, FPL Group, has agreed to fully and unconditionally guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures.  The Junior Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof.

What interest will be paid by FPL Group Capital?

The  Junior Subordinated Debentures will bear interest at       % per year.  Subject to FPL Group Capital’s right to defer interest payments as described below, interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2007.

For a more complete description of interest payable on the Junior Subordinated Debentures, see “Specific Terms of the Junior Subordinated Debentures—Interest and Maturity.”

What are the record dates for the payment of interest?

So long as all of the Junior Subordinated Debentures remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day (as defined below under “Specific Terms of the Junior Subordinated Debentures—Interest and Maturity”) immediately preceding the applicable interest payment date.  If any of the Junior Subordinated Debentures do not remain in book-entry only form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date.

When can payment of interest be deferred?

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, FPL Group Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to 10 consecutive years per Optional Deferral Period.  In other words, FPL Group Capital may declare at its discretion up to a 10-year interest payment moratorium on the Junior Subordinated Debentures, and may choose to do that on more than one occasion.  FPL Group Capital may not defer payments beyond the maturity date of the Junior Subordinated Debentures (which is September 1, 2067).  Any deferred interest on the Junior Subordinated Debentures will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.  Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, FPL Group Capital can begin a new Optional Deferral Period.  However, FPL Group Capital has no current intention of deferring interest payments on the Junior Subordinated Debentures.

For a more complete description of FPL Group Capital’s ability to defer the payment of interest, see “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

What restrictions are imposed on FPL Group Capital and FPL Group during an Optional Deferral Period?

During any period in which FPL Group Capital defers interest payments on the Junior Subordinated Debentures, neither FPL Group nor FPL Group Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•	declare or pay any dividend or distribution on FPL Group’s or FPL Group Capital’s capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any of FPL Group’s or FPL Group Capital’s capital stock;

•
pay any principal, interest or premium on, or repay, repurchase or redeem any of FPL Group’s or FPL Group Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or FPL Group’s guarantee (the “Subordinated Guarantee”) of FPL Group Capital’s payment obligations under the Junior Subordinated Debentures (as the case may be); or

•
make any payments with respect to any FPL Group or FPL Group Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be).

See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of FPL Group and FPL Group Capital to modify the restrictions described above) in this prospectus supplement and “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Even though you will not receive any interest payments on your Junior Subordinated Debentures during an Optional Deferral Period, you will be required to accrue interest income and include original issue discount in your gross income for United States federal income tax purposes on an economic accrual basis, even if you are a cash basis taxpayer.  You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Debentures.  See “Material United States Federal Income Tax Consequences—U.S. Holders—Interest” in this prospectus supplement.

If FPL Group Capital defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, FPL Group Capital will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period, and to the extent it does not do so, FPL Group will be required to make guarantee payments in accordance with the Subordinated Guarantee with respect thereto.  If FPL Group Capital fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, such failure continues for 30 days and FPL Group fails to make guarantee payments with respect thereto, an event of default that gives rise to acceleration of principal and interest on the Junior Subordinated Debentures will occur under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued.  See “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Events of Default” and “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Remedies” in the accompanying prospectus.

When can FPL Group Capital redeem the Junior Subordinated Debentures?

FPL Group Capital may redeem the Junior Subordinated Debentures at its option before their maturity:

•	in whole or in part on one or more occasions before September 1, 2012 at 100% of their principal amount plus accrued and unpaid interest plus any applicable “make-whole premium,”

•	in whole or in part on one or more occasions on or after September 1, 2012 at 100% of their principal amount plus accrued and unpaid interest,

•	in whole, but not in part, before September 1, 2012 at 100% of their principal amount plus accrued and unpaid interest, if certain changes in tax laws, regulations or interpretations occur, or

•
in whole or in part on one or more occasions before September 1, 2012 at 100% of their principal amount plus accrued and unpaid interest plus any applicable “rating agency event make-whole premium,” if a rating agency makes certain changes in the equity credit criteria for securities such as the Junior Subordinated Debentures.

The circumstances under which the Junior Subordinated Debentures may be redeemed, and the redemption prices, are more fully described below under the captions “Specific Terms of the Junior Subordinated Debentures—Redemption,” “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Tax Event” and “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

What is the Replacement Capital Covenant?

Around the time of the initial issuance of the Junior Subordinated Debentures, FPL Group Capital and FPL Group will enter into a Replacement Capital Covenant, as described below under “Certain Terms of the Replacement Capital Covenant,” in which FPL Group Capital and FPL Group will covenant for the benefit of holders of a designated series of FPL Group Capital’s unsecured long-term indebtedness, other than the Junior Subordinated Debentures, or in certain limited cases a designated series of unsecured long-term indebtedness of FPL Group, that

•	FPL Group Capital will not redeem or purchase, or satisfy, discharge or defease (collectively, “defease”) the Junior Subordinated Debentures,

•	FPL Group will not purchase the Junior Subordinated Debentures, and

•	FPL Group and FPL Group Capital will cause their majority-owned subsidiaries not to purchase the Junior Subordinated Debentures in each case on or before September 1, 2037, unless, subject to certain limitations, a specified amount shall have been raised from the issuance, during the 180 days prior to the date of that redemption, purchase or defeasance, of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Debentures at the time of redemption, purchase or defeasance.  See “Certain Terms of the Replacement Capital Covenant” below.

The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, and the Replacement Capital Covenant is not a term of the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, the Subordinated Guarantee or the Junior Subordinated Debentures.

What is the ranking of the Junior Subordinated Debentures and the Subordinated Guarantee?

FPL Group Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of FPL Group Capital’s Senior Indebtedness, and FPL Group’s payment obligation under the Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of FPL Group’s Senior Indebtedness.  Senior Indebtedness of FPL Group Capital and FPL Group are defined below under “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee.” However, the Junior Subordinated Debentures and the Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities, as defined below under “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee.”

FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group Capital’s subsidiaries.  In addition to trade liabilities, many of FPL Group Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Junior Subordinated Debentures.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that FPL Group Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL Group Capital’s subsidiaries may issue, guarantee or otherwise incur.  FPL Group Capital expects from time to time to incur additional indebtedness and other liabilities that will be senior to the Junior Subordinated Debentures.  At August 31, 2007, FPL Group Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $3.2 billion.

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group’s subsidiaries are separate and distinct legal entities and, other than FPL Group Capital, have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group’s subsidiaries.  In addition to trade liabilities, many of FPL Group’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Subordinated Guarantee.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that FPL Group may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.  FPL Group expects from time to time to incur additional indebtedness and other liabilities that will be senior to the Subordinated Guarantee.  At August 31, 2007, FPL Group’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $3.2 billion, which amount consisted solely of FPL Group’s guarantees of FPL Group Capital indebtedness referred to in the paragraph above.

Will the Junior Subordinated Debentures be listed on a stock exchange?

FPL Group Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange.  If approved for listing, trading of the Junior Subordinated Debentures is expected to begin within 30 days after they are first issued.

In what form will the Junior Subordinated Debentures be issued?

The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of The Depository Trust Company (“DTC”) or its nominee, and deposited with the subordinated indenture trustee on behalf of DTC.  This means that you will not receive a certificate for your Junior Subordinated Debentures and that your broker will maintain your position in the Junior Subordinated Debentures.  FPL Group Capital expects that the Junior Subordinated Debentures will be ready for delivery through DTC on or about the date indicated on the cover of this prospectus supplement.  You may elect to hold interests in the Junior Subordinated Debentures through DTC (in the United States), or through either Clearstream, Luxembourg, or Euroclear (outside of the United States), if you are a participant in any of these systems, or indirectly through an organization which is a participant in these systems.  See “Specific Terms of the Junior Subordinated Debentures—Book-Entry Only Issuance” in this prospectus supplement for additional information.

What are the expected credit ratings on the Junior Subordinated Debentures?

FPL Group Capital expects that the Junior Subordinated Debentures will be rated “A3” (Stable Outlook), “BBB+” (Stable Outlook) and “A-” (Stable Outlook) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings, respectively.  Credit ratings are not a recommendation to buy, sell or hold these securities.  Each rating may be subject to revision or withdrawal at any time by the assigning rating organization, and should be evaluated independently of any other rating.

What are the principal United States federal income tax consequences related to the Junior Subordinated Debentures?

In connection with the issuance of the Junior Subordinated Debentures, FPL Group Capital and FPL Group will receive an opinion from Thelen Reid Brown Raysman & Steiner LLP that, for United States federal income tax purposes, the Junior Subordinated Debentures will be classified as indebtedness (although there is no controlling authority directly on point).  This opinion is subject to certain customary conditions.  See “Material United States Federal Income Tax Consequences.”

Each holder of Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.  FPL Group Capital intends to treat the Junior Subordinated Debentures in the same manner.

If FPL Group Capital elects to defer interest on the Junior Subordinated Debentures for one or more Optional Deferral Periods, the holders of the Junior Subordinated Debentures will be required to accrue income for United States federal income tax purposes in the amount of the accrued and unpaid interest payments on the Junior Subordinated Debentures, in the form of original issue discount, even though cash interest payments are deferred and even though they may be cash basis taxpayers.

CONCURRENT OFFERING

In addition to the securities offered by this prospectus supplement, FPL Group Capital is concurrently offering $250 million principal amount of its Series D Junior Subordinated Debentures due 2067 by a separate prospectus supplement.  The offerings are not contingent upon each other.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus in order to evaluate an investment in the securities.

Risks Relating to FPL Group’s and FPL Group Capital’s Business

See the “Risk Factors” section beginning on page 2 of the accompanying prospectus to read about certain factors regarding FPL Group’s and FPL Group Capital’s business that you should consider before making an investment in the Junior Subordinated Debentures.

Risks Relating to the Junior Subordinated Debentures

FPL Group Capital can defer interest payments on the Junior Subordinated Debentures for one or more periods of up to 10 years each.  This may affect the market price of the Junior Subordinated Debentures.

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, FPL Group Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years.  At the end of an Optional Deferral Period, if all amounts due are paid, FPL Group Capital could start a new Optional Deferral Period of up to 10 consecutive years.  During any Optional Deferral Period, interest on the Junior Subordinated Debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.  No Optional Deferral Period may extend beyond the maturity date of the Junior Subordinated Debentures.  During an Optional Deferral Period, interest payments would not be due and payable and, therefore, FPL Group would not be obligated to make payments under the Subordinated Guarantee.  If FPL Group Capital exercises this interest deferral right, the market price of the Junior Subordinated Debentures is likely to be affected.  See “Specific Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

If FPL Group Capital exercises its right to defer interest payments, the Junior Subordinated Debentures may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures or that is otherwise less than the price at which the Junior Subordinated Debentures may have been traded if FPL Group Capital had not exercised such right.  In addition, as a result of FPL Group Capital’s right to defer interest payments, the market price of the Junior Subordinated Debentures may be more volatile than other securities that do not have these rights.

FPL Group Capital is not permitted to pay current interest on the Junior Subordinated Debentures until FPL Group Capital has paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, FPL Group Capital will be prohibited from paying current interest on the Junior Subordinated Debentures and FPL Group will be prohibited from making such payment pursuant to the Subordinated Guarantee until FPL Group Capital, or FPL Group pursuant to the Subordinated Guarantee, has paid all accrued and unpaid deferred interest plus any accrued interest thereon.  As a result, FPL Group Capital may not be able to pay current interest on the Junior Subordinated Debentures if FPL Group Capital does not have available funds to pay all accrued and unpaid interest plus any accrued interest thereon.

FPL Group Capital’s right to redeem, purchase or defease the Junior Subordinated Debentures, FPL Group’s right to purchase the Junior Subordinated Debentures and the right of any majority-owned subsidiary of FPL Group Capital or FPL Group to purchase the Junior Subordinated Debentures are limited by a covenant that FPL Group Capital and FPL Group are making in favor of certain of FPL Group Capital’s debtholders.

FPL Group Capital has the right to redeem the Junior Subordinated Debentures under circumstances and on terms specified in this prospectus supplement.  However, around the time of the initial issuance of the Junior Subordinated Debentures, FPL Group Capital and FPL Group will enter into a Replacement Capital Covenant, which is described below under “Certain Terms of the Replacement Capital Covenant,” that will limit (1) FPL Group Capital’s ability to redeem, purchase or defease the Junior Subordinated Debentures, (2) FPL Group’s ability to purchase the Junior Subordinated Debentures and (3) the ability of any majority-owned subsidiary of FPL Group Capital or FPL Group to purchase the Junior Subordinated Debentures.  In the Replacement Capital Covenant, FPL Group Capital and FPL Group will covenant for the benefit of holders of a designated series of FPL Group Capital’s unsecured long-term indebtedness that ranks senior to the Junior Subordinated Debentures, or in certain limited cases holders of a designated series of unsecured long-term indebtedness of FPL Group, that (a) FPL Group Capital will not redeem, purchase or defease the Junior Subordinated Debentures, (b) FPL Group will not purchase the Junior Subordinated Debentures and (c) FPL Group and FPL Group Capital will cause their majority-owned subsidiaries not to purchase the Junior Subordinated Debentures, in each case on or before September 1, 2037, unless, subject to certain limitations, a specified amount shall have been raised from the issuance, during the 180 days prior to the date of that redemption, purchase or defeasance, of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Debentures at the time of redemption, purchase or defeasance.

The ability to raise amounts from the issuance of qualifying securities during the 180 days prior to a proposed redemption, purchase or defeasance by FPL Group Capital, purchase by FPL Group or purchase by any of the majority-owned subsidiaries of FPL Group or FPL Group Capital will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.  Accordingly, there could be circumstances where FPL Group Capital would wish to redeem, purchase or defease some or all of the Junior Subordinated Debentures, or FPL Group or a majority-owned subsidiary of FPL Group or FPL Group Capital would wish to purchase some or all of the Junior Subordinated Debentures, including as a result of a Tax Event or a Rating Agency Event, and sufficient cash is available for that purpose, but FPL Group Capital, FPL Group and majority-owned subsidiaries of FPL Group or FPL Group Capital are restricted from doing so because of the inability to obtain proceeds from the sale of qualifying securities.

The obligations of FPL Group Capital under the Junior Subordinated Debentures and FPL Group under the Subordinated Guarantee are subordinated.

The obligations of FPL Group Capital under the Junior Subordinated Debentures are unsecured and will rank junior in right of payment to FPL Group Capital’s Senior Indebtedness.  This means that FPL Group Capital cannot make any payments on the Junior Subordinated Debentures until all holders of Senior Indebtedness of FPL Group Capital have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of FPL Group Capital have occurred, (ii) any Senior Indebtedness of FPL Group Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital are permitted to accelerate the maturity of such Senior Indebtedness.  FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group Capital’s subsidiaries.  In addition to trade liabilities, many of FPL Group Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Junior Subordinated Debentures.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that FPL Group Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL

Group Capital’s subsidiaries may issue, guarantee or otherwise incur.  FPL Group Capital expects from time to time to incur additional indebtedness and other liabilities that will be senior to the Junior Subordinated Debentures.  At August 31, 2007, FPL Group Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $3.2 billion.

The obligations of FPL Group under the Subordinated Guarantee are unsecured and will rank junior in right of payment to FPL Group’s Senior Indebtedness.  This means that FPL Group cannot make any payments under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of FPL Group have occurred, (ii) any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness.  FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group’s subsidiaries are separate and distinct legal entities and, other than FPL Group Capital, have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group’s subsidiaries.  In addition to trade liabilities, many of FPL Group’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Subordinated Guarantee.  The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness FPL Group may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.  FPL Group expects from time to time to incur additional indebtedness and other liabilities that will be senior to the Subordinated Guarantee.  The FPL Group consolidated financial statements that are incorporated by reference in the accompanying prospectus show the aggregate amount of FPL Group subsidiary debt as of the date of those statements.  See “Specific Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee” in this prospectus supplement.  At August 31, 2007, FPL Group’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $3.2 billion, which amount consisted solely of FPL Group’s guarantees of FPL Group Capital indebtedness referred to in the paragraph above.

If FPL Group Capital defers interest payments on the Junior Subordinated Debentures, there will be United States federal income tax consequences to holders of the Junior Subordinated Debentures.

If FPL Group Capital defers interest payments on the Junior Subordinated Debentures for one or more Optional Deferral Periods, you will be required to accrue interest income as original issue discount, referred to in this prospectus supplement as “original issue discount,” in respect of the deferred interest on your Junior Subordinated Debentures.  As a result, for United States federal income tax purposes you will include that original issue discount in gross income before you receive interest payments, regardless of your regular method of accounting for United States federal income taxes.

If you sell your Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest.  Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period.  Moreover, the accrued original issue discount will be added to your adjusted tax basis in the Junior Subordinated Debentures but may not be reflected in the amount you realize on the sale.  To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes.  The deductibility of capital losses is subject to limitations.  See “Material United States Federal Income Tax Consequences—U.S. Holders—Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures” in this prospectus supplement.

Rating agencies may change rating methodologies, including their views on “notching” practices.  This may affect the market price of the Junior Subordinated Debentures.

The rating agencies that currently or may in the future publish a rating for FPL Group Capital or FPL Group, including Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The

McGraw-Hill Companies, Inc., and Fitch Ratings, each of which is expected to initially publish a rating of the Junior Subordinated Debentures, may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Debentures.  This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Debentures, sometimes called “notching.”  If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Junior Subordinated Debentures are subsequently lowered, that could have a negative impact on the trading price of the Junior Subordinated Debentures.

Holders of the Junior Subordinated Debentures will have limited rights of acceleration.

The holders of the Junior Subordinated Debentures and the subordinated indenture trustee may accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures only upon the occurrence and continuation of certain events of default.  Payment of principal, interest and premium, if any, on the Junior Subordinated Debentures may be accelerated upon the occurrence of an event of default under the subordinated indenture related to failure to pay interest within 30 days after it is due (other than interest deferred pursuant to one or more Optional Deferral Periods), failure to pay principal and premium, if any, on the Junior Subordinated Debentures when due, certain events of bankruptcy, insolvency or reorganization with respect to FPL Group Capital or FPL Group and, with certain exceptions, the cessation of effectiveness of the Subordinated Guarantee or the finding by any judicial proceeding that the Subordinated Guarantee is unenforceable or invalid or denial by FPL Group of its obligations under the Subordinated Guarantee.  Holders of the Junior Subordinated Debentures and the subordinated indenture trustee will not have the right to accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures upon the breach of any other covenant in the subordinated indenture.  Other series of junior subordinated debentures issued under the subordinated indenture prior to the issuance of the Junior Subordinated Debentures and the Series D Junior Subordinated Debentures due 2067 which are being offered by FPL Group Capital concurrently herewith have the right to accelerate payment of the principal, interest and premium, if any, on those junior subordinated debentures upon the breach of other covenants in the subordinated indenture in certain circumstances.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF FPL GROUP AND SUBSIDIARIES

The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.  In the opinion of FPL Group, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial statement presentation of the results of operations for the six months ended June 30, 2007 and 2006 have been made.  The results of operations for an interim period generally will not give a true indication of results for the year.

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006(a)	2006	2005(a)	2004(a)
	(In Millions, Except Earnings Per Share and Ratios)
	(Unaudited)
Operating revenues	$7,004	$7,393	$15,710	$11,846	$10,522
Net income	$555	$487	$1,281	$901	$896
Weighted-average common shares outstanding (assuming dilution)	400.0	394.9	396.5	385.7	361.7
Earnings per share of common stock (assuming dilution)	$1.39	$1.23	$3.23	$2.34	$2.48
Ratio of earnings to fixed charges	2.91	2.77	3.11	2.80	2.98

(a)	Adjusted to reflect the retrospective application of Financial Accounting Standards Board Staff Position AUG AIR-1, “Accounting for Planned Major Maintenance Activities.”

CONSOLIDATED CAPITALIZATION OF FPL GROUP AND SUBSIDIARIES

The following table shows FPL Group’s consolidated capitalization as of June 30, 2007, and as adjusted to reflect the issuance of the Junior Subordinated Debentures.  This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

		Adjusted(a)
	June 30, 2007	Amount	Percent
	(Unaudited)
	(In Millions)

Common shareholders’ equity	$10,201	$10,201%
Long-term debt (excluding current maturities)	10,322		%
Total capitalization	$20,523		$100.0%

(a)
To give effect to the issuance of the Junior Subordinated Debentures offered by this prospectus supplement.  Adjusted amounts do not reflect the deduction of any discounts or commissions in connection with the issuance of the Junior Subordinated Debentures.  Adjusted amounts also do not reflect (i) the anticipated issuance of $250 million principal amount of FPL Group Capital’s Series D Junior Subordinated Debentures due 2067 in a separate September 2007 offering and (ii) any possible issuance and sale of additional securities by FPL Group and its subsidiaries from time to time after the date of this prospectus supplement.

USE OF PROCEEDS

The information in this section adds to the information in the “Use of Proceeds” section on page 6 of the accompanying prospectus.  Please read these two sections together.

FPL Group Capital will add the net proceeds from the sale of the Junior Subordinated Debentures to its general funds.

FPL Group Capital expects to use its general funds to repay a portion of commercial paper issued to fund investments by FPL Group Capital in independent power projects.  As of August 31, 2007, FPL Group Capital had $766.2 million of commercial paper outstanding, which had maturities of up to 45 days and which had annual interest rates ranging from 5.33% to 5.60%.  FPL Group Capital will temporarily invest in short term instruments any proceeds that are not immediately used for such repayment of commercial paper.

SPECIFIC TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

The information in this section adds to the information in the “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee” section beginning on page 37 of the accompanying prospectus.  Please read these two sections together.

General.  FPL Group Capital will issue the Junior Subordinated Debentures under an indenture, dated as of September 1, 2006, among FPL Group Capital, FPL Group, as guarantor, and The Bank of New York, as subordinated indenture trustee, and referred to in this prospectus supplement as the “Subordinated Indenture.”  An officer’s certificate will supplement the Subordinated Indenture and establish the specific terms of the Junior Subordinated Debentures.  Under the Subordinated Indenture, FPL Group Capital may issue an unlimited amount of additional subordinated debt securities.  The Subordinated Indenture does not limit the aggregate amount of indebtedness FPL Group Capital, FPL Group or their respective subsidiaries may issue, guarantee or incur.

Interest and Maturity.  Unless an earlier redemption has occurred, the entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid

interest, on September 1, 2067.  The Junior Subordinated Debentures will bear interest at       % per year.  Subject to FPL Group Capital’s right to defer interest payments as described below, interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2007.  If interest payments are deferred or otherwise not paid, they will accrue and compound until paid at the same rate at which the Junior Subordinated Debentures bear interest to the extent permitted by applicable law.  The amount of interest payable for any quarterly interest accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months.

In this prospectus supplement the term “interest” includes quarterly interest payments and applicable interest on interest payments accrued but not paid on the applicable interest payment date.

A “business day” is any day that is not a Saturday, a Sunday, a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

If an interest payment date, a redemption date or the maturity date of the Junior Subordinated Debentures falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the interest payment date, the redemption date or the maturity date, as applicable.

So long as all of the Junior Subordinated Debentures remain in book-entry only form, the record date for each interest payment date will be the close of business on the business day immediately preceding the applicable interest payment date. If any of the Junior Subordinated Debentures do not remain in book-entry only form, the record date for each interest payment date will be the close of business on the fifteenth calendar day immediately preceding the applicable interest payment date.

Ranking of the Junior Subordinated Debentures and the Subordinated Guarantee.  FPL Group Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of FPL Group Capital’s Senior Indebtedness, and FPL Group’s payment obligation under the Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of FPL Group’s Senior Indebtedness.  However, the Junior Subordinated Debentures and the Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities.

“Senior Indebtedness,” when used with respect to FPL Group Capital or FPL Group, means all of FPL Group Capital’s or FPL Group’s obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

•	obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

•	capitalized lease obligations;

•
all obligations of the types referred to in the two preceding bullet points of others which FPL Group or FPL Group Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•	all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee, as the case may be.  Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness.  Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by FPL Group Capital until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

•	certain events of bankruptcy, insolvency or reorganization of FPL Group Capital;

•	any Senior Indebtedness of FPL Group Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

•
any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital are permitted to accelerate the maturity of such Senior Indebtedness.

Upon any distribution of assets of FPL Group Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution.  See “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Subordination” in the accompanying prospectus.

“Pari Passu Securities” means:

•
indebtedness and other securities that, among other things, by its terms ranks equally with the Junior Subordinated Debentures, with respect to FPL Group Capital, and the Subordinated Guarantee, with respect to FPL Group, in right of payment and upon liquidation; and

•	guarantees of indebtedness or other securities described in the preceding bullet point.

“Pari Passu Securities” also includes FPL Group Capital’s trade accounts payable and accrued liabilities arising in the ordinary course of business, but does not include junior subordinated debentures previously issued by FPL Group Capital or the subordinated guarantee previously issued by FPL Group of those junior subordinated debentures in connection with the outstanding preferred trust securities of FPL Group Capital Trust I, which will rank senior to the Junior Subordinated Debentures and the Subordinated Guarantee.  “Pari Passu Securities” includes the $700 million aggregate principal amount of junior subordinate debentures issued by FPL Group Capital, and guaranteed by FPL Group, in September 2006, the $400 million aggregate principal amount of junior subordinated debentures issued by FPL Group Capital, and guaranteed by FPL Group, in June 2007, and the $250 million aggregate principal amount of FPL Group Capital’s Series D Junior Subordinated Debentures due 2067 being offered concurrently herewith.

FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group Capital’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Junior Subordinated Debentures will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group Capital’s subsidiaries.  In addition to trade liabilities, many of FPL Group Capital’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Junior Subordinated Debentures.  The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that FPL Group Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL Group Capital’s subsidiaries may issue, guarantee or otherwise incur.  FPL Group Capital expects from time to time to incur additional indebtedness and other liabilities that will be senior to the Junior Subordinated Debentures.  At

August 31, 2007, FPL Group Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $3.2 billion.

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  FPL Group’s subsidiaries are separate and distinct legal entities and, other than FPL Group Capital, have no obligation to pay any amounts on the Junior Subordinated Debentures or to make any funds available for such payment.  Therefore, the Subordinated Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock incurred or issued by FPL Group’s subsidiaries.  In addition to trade liabilities, many of FPL Group’s operating subsidiaries incur debt in order to finance their business activities.  All of this indebtedness will be effectively senior to the Subordinated Guarantee.  The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that FPL Group may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.  FPL Group expects from time to time to incur additional indebtedness and other liabilities that will be senior to the Subordinated Guarantee.  At August 31, 2007, FPL Group’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $3.2 billion, which amount consisted solely of FPL Group’s guarantees of FPL Group Capital indebtedness referred to in the paragraph above.

Redemption.  FPL Group Capital may redeem any or all of the Junior Subordinated Debentures at 100% of their principal amount plus accrued and unpaid interest thereon, if any, at any time or from time to time on or after September 1, 2012.  FPL Group Capital will give notice of its intent to redeem, any or all of the Junior Subordinated Debentures at least 30 but no more than 60 days prior to the date scheduled for redemption (a “Redemption Notice”).

Before September 1, 2012, FPL Group Capital may redeem, upon a Redemption Notice, any or all of the Junior Subordinated Debentures, at its option, at any time or from time to time (each a “Redemption Date”) at a redemption price (“Redemption Price”) equal to the sum of: (1) 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the Redemption Date plus (3) any applicable “make-whole premium.”  The Redemption Price for the Junior Subordinated Debentures will never be less than 100% of the principal amount of those Junior Subordinated Debentures plus accrued and unpaid interest on those Junior Subordinated Debentures to the Redemption Date.

The amount of the make-whole premium with respect to any Junior Subordinated Debentures to be redeemed in accordance with the foregoing paragraph will be equal to the excess, if any, of:

(1)           the sum of the present values, calculated as of the Redemption Date, of:

(a)
each interest payment that, but for such redemption, would have been payable on the Junior Subordinated Debentures being redeemed on each interest payment date occurring during the period from the Redemption Date to September 1, 2012 (excluding any accrued interest for the period prior to the Redemption Date); and

(b)	the principal amount that, but for such redemption, would have been payable at the final maturity of the Junior Subordinated Debentures being redeemed; over

(2)           the principal amount of the Junior Subordinated Debentures being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus        basis points.

FPL Group Capital will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC or Wachovia Capital Markets, LLC

will make such calculation if (1) FPL Group Capital fails to make such appointment at least 30 days prior to the Redemption Date, or (2) the institution so appointed is unwilling or unable to make such calculation.  If Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC or Wachovia Capital Markets, LLC is to make such calculation but is unwilling or unable to do so, then the subordinated indenture trustee will appoint an independent investment banking institution of national standing to make such calculation.  In any case, the institution making such calculation is referred to in this prospectus supplement as an “Independent Investment Banker.”

For purposes of determining the make-whole premium, “Treasury Yield” means a rate of interest per year equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to September 1, 2012 of the Junior Subordinated Debentures to be redeemed, calculated to the nearest 1/12th of a year (the “Remaining Term”).  The Independent Investment Banker will determine the Treasury Yield as of the third business day immediately preceding the applicable Redemption Date.

The Independent Investment Banker will determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release (the “H.15 Statistical Release”).  If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield.  In all other cases, the Independent Investment Banker will calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release).  The Independent Investment Banker will round any weekly average yields so calculated to the nearest 1/100th of 1%, and will round upward for any figure of 1/200th of 1% or above.  If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Independent Investment Banker will select comparable rates and calculate the Treasury Yield by reference to those rates.

If FPL Group Capital at any time elects to redeem some but not all of the Junior Subordinated Debentures, the subordinated indenture trustee will select the particular Junior Subordinated Debentures to be redeemed using any method that it deems fair and appropriate.  However, if the Junior Subordinated Debentures are solely registered in the name of Cede & Co. and traded through DTC, then DTC will select the Junior Subordinated Debentures to be redeemed in accordance with its practices as described below in “—Book Entry-Only Issuance—DTC.”

If at the time notice of redemption is given, the redemption moneys are not on deposit with the subordinated indenture trustee, then the redemption shall be subject to their receipt on or before the Redemption Date and such notice shall be of no effect unless such moneys are received.

Right to Redeem Upon a Tax Event.  Before September 1, 2012, FPL Group Capital may redeem, upon a Redemption Notice, in whole, but not in part, the Junior Subordinated Debentures, at any time within 90 days after there is a Tax Event (as defined below), at the redemption price equal to the sum of: (1) 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (“Tax Event Redemption Date”).

If at the time notice of redemption is given, the redemption moneys are not on deposit with the subordinated indenture trustee, then the redemption shall be subject to their receipt on or before the Tax Event Redemption Date and such notice shall be of no effect unless such moneys are received at any time within 90 days after there is a Tax Event.

A “Tax Event” happens when FPL Group or FPL Group Capital has received an opinion of counsel experienced in tax matters that, as a result of:

•
any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•
an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation; or

•
any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by FPL Group Capital on the Junior Subordinated Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by FPL Group Capital for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event.  Before September 1, 2012, FPL Group Capital may redeem, upon a Redemption Notice, in whole or in part, the Junior Subordinated Debentures, on one or more occasions, at any time following the occurrence and continuation of a Rating Agency Event (as defined below), at a redemption price (“Rating Agency Event Redemption Price”) equal to the sum of: (1) 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus (2) accrued and unpaid interest thereon, if any, to the date fixed for redemption (“Rating Agency Event Redemption Date”) plus (3) any applicable “rating agency event make-whole premium.”  The Rating Agency Event Redemption Price for the Junior Subordinated Debentures will never be less than 100% of the principal amount of those Junior Subordinated Debentures plus accrued and unpaid interest on those Junior Subordinated Debentures to the Rating Agency Event Redemption Date.

The amount of the rating agency event make-whole premium with respect to the Junior Subordinated Debentures to be redeemed will be calculated by the Independent Investment Banker and will be equal to the excess, if any, of:

(1)           the sum of the present values, calculated as of the Rating Agency Redemption Date, of:

(a)
each interest payment that, but for such redemption, would have been payable on the Junior Subordinated Debentures being redeemed on each interest payment date occurring during the period from the Rating Agency Event Redemption Date to September 1, 2012 (excluding any accrued interest for the period prior to the Rating Agency Event Redemption Date); and

(b)	the principal amount that, but for such redemption, would have been payable at the final maturity of the Junior Subordinated Debentures being redeemed; over

(2)           the principal amount of the Junior Subordinated Debentures being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis.  Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Rating Agency Event Redemption Date at a discount rate equal to the Treasury Yield plus        basis points.

The Independent Investment Banker will determine the Treasury Yield in the manner described above under “Specific Terms of the Junior Subordinated Debentures—Redemption.”

If at the time notice of redemption is given, the redemption moneys are not on deposit with the subordinated indenture trustee, then the redemption shall be subject to their receipt on or before the Rating Agency Event Redemption Date and such notice shall be of no effect unless such moneys are received.

“Rating Agency Event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 (sometimes referred to in this prospectus supplement as a “rating agency”) that currently publishes a rating for FPL Group Capital or FPL Group in assigning equity credit to securities such as the Junior Subordinated Debentures, as such methodology is in effect on the date of issuance of this prospectus supplement (the “current criteria”), which change results in (a) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the Junior Subordinated Debentures, or (b) a lower or higher equity credit being assigned by such rating agency to the Junior Subordinated Debentures as of the date of such change than the equity credit that would have been assigned to the Junior Subordinated Debentures as of the date of such change by such rating agency pursuant to its current criteria.

Option to Defer Interest Payments.  So long as there is no event of default under the Subordinated Indenture, FPL Group Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years per Optional Deferral Period.  However, a deferral of interest payments cannot extend beyond the maturity date of the Junior Subordinated Debentures.  During an Optional Deferral Period, interest will continue to accrue on the Junior Subordinated Debentures, compounded quarterly, and deferred interest payments will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.  No interest will be due and payable on the Junior Subordinated Debentures until the end of the Optional Deferral Period except upon a redemption of the Junior Subordinated Debentures during the deferral period.

FPL Group Capital may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period.  At the end of the Optional Deferral Period or on any redemption date, FPL Group Capital will be obligated to pay all accrued and unpaid interest.

Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, FPL Group Capital again can defer interest payments on the Junior Subordinated Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Junior Subordinated Debentures.

If FPL Group Capital defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, FPL Group Capital will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period, and to the extent it does not do so, FPL Group will be required to make guarantee payments in accordance with the Subordinated Guarantee with respect thereto.  If FPL Group Capital fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, such failure continues for 30 days and FPL Group fails to make guarantee payments with respect thereto, an event of default that gives rise to acceleration of principal and interest on the Junior Subordinated Debentures will occur under the Subordinated Indenture.  See “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Events of Default” and “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Remedies” in the accompanying prospectus.

During any period in which FPL Group Capital defers interest payments on the Junior Subordinated Debentures, neither FPL Group nor FPL Group Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•	declare or pay any dividend or distribution on FPL Group’s or FPL Group Capital’s capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any of FPL Group’s or FPL Group Capital’s capital stock;

•
pay any principal, interest or premium on, or repay, repurchase or redeem any of FPL Group’s or FPL Group Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

•
make any payments with respect to any FPL Group or FPL Group Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be).

See “Specific Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of FPL Group and FPL Group Capital to modify the restrictions described above) in this prospectus supplement and “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Limitation on Remedies.  Each of the following constitutes an event of default under the Subordinated Indenture with respect to the Junior Subordinated Debentures:

(1)
failure to pay interest on the Junior Subordinated Debentures within 30 days after it is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default),

(2)	failure to pay principal or premium, if any, on the Junior Subordinated Debentures when it is due,

(3)
failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not apply to the Junior Subordinated Debentures, that continues for 90 days after FPL Group Capital and FPL Group receive written notice of such failure to comply from the subordinated indenture trustee, or FPL Group Capital, FPL Group and the subordinated indenture trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Junior Subordinated Debentures,

(4)	certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group, and

(5)	with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group.

See “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Events of Default” in the accompanying prospectus for discussion of the applicable grace periods.

With respect to the Junior Subordinated Debentures,

•
if any event of default, other than an event of default listed in item (3) above exists, and such event of default is not applicable to all outstanding securities issued under the Subordinated Indenture (the “Subordinated Indenture Securities”), then either the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately; or

•
if any event of default, other than an event of default listed in item (3) above, is applicable to all outstanding Subordinated Indenture Securities, then only the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.

Accordingly, if an event of default listed in item (3) above exists, the registered owners of the Junior Subordinated Debentures will not be entitled to vote to make a declaration of acceleration (and the Junior Subordinated Debentures will not be considered outstanding for the purpose of determining whether the required vote, described in the bullet points above, has been obtained), and the subordinated indenture trustee will not have a right to make such declaration with respect to the Junior Subordinated Debentures.

The exception to the right to accelerate payment of the principal of and accrued but unpaid interest on Subordinated Indenture Securities for an event of default listed in item (3) above does not apply to any series of Subordinated Indenture Securities issued prior to the issuance of the Junior Subordinated Debentures and the Series D Junior Subordinated Debentures due 2067 which are being offered by FPL Group Capital concurrently herewith.  Payment on each series of Subordinated Indenture Securities issued prior to the issuance of the Junior Subordinated Debentures and the Series D Junior Subordinated Debentures due 2067 and currently outstanding can be accelerated in the manner discussed above, upon the occurrence of each event of default listed above, and applicable to that series, including an event of default listed in item (3) above.  See “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Remedies” in the accompanying prospectus for a discussion of remedies available to the registered owners of the Subordinated Indenture Securities (modified, as described above, for the Junior Subordinated Debentures and the Series D Junior Subordinated Debentures due 2067).

Modification of the Subordinated Indenture.  FPL Group and FPL Group Capital have reserved the right to amend the Subordinated Indenture without the consent or action of the holders of any junior subordinated debentures issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described above under “—Option to Defer Interest Payments” applicable during any period in which FPL Group Capital defers interest payments on such junior subordinated debentures (including the Junior Subordinated Debentures) to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Subordinated Guarantee), executed and delivered by FPL Group, FPL Group Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Book-Entry Only Issuance.  The Junior Subordinated Debentures will trade through DTC.  The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee.  Upon issuance of the global securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective principal amount of the Junior Subordinated Debentures represented by such global securities to the accounts of institutions that have an account with DTC or its participants.  The accounts to be credited shall be designated by the underwriters.  Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants.  The global certificates will be deposited with the subordinated indenture trustee as custodian for DTC.

Investors may hold interests in Junior Subordinated Debentures in global form through DTC’s participants or persons that hold interests through participants, including Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”).  Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC.  DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.  DTC holds securities for its participants.  DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts.  This eliminates the need for physical movement of securities certificates.  The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC, in turn, is owned by a number of participants of DTC, members of other clearing corporations and by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities

Dealers, Inc.  Others who maintain a custodial relationship with a participant can use the DTC system.  The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.

Purchases of the Junior Subordinated Debentures within the DTC system must be made through participants, which will receive a credit for the Junior Subordinated Debentures on DTC’s records.  The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records.  Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased Junior Subordinated Debentures.  Transfers of ownership in the Junior Subordinated Debentures are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners.  Beneficial owners will not receive certificates for their Junior Subordinated Debentures, except if use of the book-entry system for the Junior Subordinated Debentures is discontinued.

To facilitate subsequent transfers, all Junior Subordinated Debentures deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co.  The deposit of the Junior Subordinated Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the Junior Subordinated Debentures.  DTC’s records reflect only the identity of the participants to whose accounts such Junior Subordinated Debentures are credited.  These participants may or may not be the beneficial owners.  Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Beneficial owners of Junior Subordinated Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Junior Subordinated Debentures, such as redemptions, tenders, defaults and proposed amendments to the Subordinated Indenture.  Beneficial owners of the Junior Subordinated Debentures may wish to ascertain that the nominee holding the Junior Subordinated Debentures has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the Junior Subordinated Debentures.  If less than all of the Junior Subordinated Debentures are being redeemed, DTC’s practice is to determine by lot the amount of Junior Subordinated Debentures of each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to Junior Subordinated Debentures, unless authorized by a participant in accordance with DTC’s procedures.  Under its usual procedures, DTC would mail an omnibus proxy to FPL Group Capital as soon as possible after the record date.  The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Junior Subordinated Debentures are credited on the record date.  FPL Group Capital and FPL Group believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Junior Subordinated Debentures.

Payments of redemption proceeds, principal of, and interest on the Junior Subordinated Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC.  DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from FPL Group Capital or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records.  Payments by participants to beneficial owners will be governed by standing instructions and customary practices.  Payments will be the responsibility of participants and not of DTC, The Bank of New York (the subordinated indenture trustee), FPL Group Capital or FPL Group, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of FPL Group Capital.  Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Junior Subordinated Debentures.  Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Junior Subordinated Debentures.

DTC may discontinue providing its services as securities depositary with respect to the Junior Subordinated Debentures at any time by giving reasonable notice to FPL Group Capital.  In the event no successor securities depositary is obtained, certificates for the Junior Subordinated Debentures will be printed and delivered.  FPL Group Capital and FPL Group may decide to replace DTC or any successor depositary.  Additionally, subject to the procedures of DTC, FPL Group Capital and FPL Group may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Junior Subordinated Debentures.  In that event, certificates for such Junior Subordinated Debentures will be printed and delivered. If certificates for Junior Subordinated Debentures are printed and delivered,

•	the Junior Subordinated Debentures will be issued in fully registered form without coupons;

•
a holder of certificated Junior Subordinated Debentures would be able to exchange those Junior Subordinated Debentures, without charge, for an equal aggregate principal amount of Junior Subordinated Debentures of the same series, having the same issue date and with identical terms and provisions; and

•
a holder of certificated Junior Subordinated Debentures would be able to transfer those Junior Subordinated Debentures without cost to another holder, other than for applicable stamp taxes or other governmental charges.

Clearstream, Luxembourg.  Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary.  Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.  Clearstream, Luxembourg provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg interfaces with domestic markets in several countries.  As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions with respect to interests in the Junior Subordinated Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Euroclear.  Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system, and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawals of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

Distributions with respect to the Junior Subordinated Debentures held beneficially through the Euroclear system will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear system.

Global Clearance and Settlement Procedures.  Settlement for the Junior Subordinated Debentures will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.  Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of the Junior Subordinated Debentures received in Clearstream, Luxembourg or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such Junior Subordinated Debentures settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day.  Cash received in Clearstream, Luxembourg or the Euroclear system as a result of sales of the Junior Subordinated Debentures by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear system cash account only as of the business day following settlement in DTC.

The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and the Euroclear system has been obtained from sources that FPL Group Capital and FPL Group believe to be reliable.  None of FPL Group Capital, FPL Group or the underwriters take any responsibility for the accuracy of this information.

Agreement by Holders of Certain Tax Treatment.  Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

This section briefly summarizes some of the provisions of the Replacement Capital Covenant.  This summary does not contain a complete description of the Replacement Capital Covenant.  You should read this summary together with the Replacement Capital Covenant for a complete understanding of all the provisions.  The Replacement Capital Covenant is available from FPL Group or FPL Group Capital upon request.

At or around the time of the issuance of the Junior Subordinated Debentures, FPL Group Capital and FPL Group will covenant in the Replacement Capital Covenant for the benefit of holders of a designated series of FPL Group Capital’s unsecured long-term indebtedness that ranks senior to the Junior Subordinated Debentures, or in certain limited cases holders of a designated series of unsecured long-term indebtedness of FPL Group, that

•	FPL Group Capital will not redeem, purchase or defease the Junior Subordinated Debentures,

•	FPL Group will not purchase the Junior Subordinated Debentures, and

•	FPL Group and FPL Group Capital will cause their majority-owned subsidiaries not to purchase the Junior Subordinated Debentures on or before September 1, 2037, unless, subject to certain limitations, a specified amount shall have been raised from the issuance, during the 180 days prior to the date of that redemption, purchase or defeasance, of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the Junior Subordinated Debentures at the time of redemption, purchase or defeasance.  The determination of the equity-like characteristics of the Junior Subordinated Debentures may result in the issuance of an amount of new securities that may be less than the principal amount of the Junior Subordinated Debentures, depending upon, among other things, the nature of the new securities issued and the equity-like characteristics attributed by a rating agency to the Junior Subordinated Debentures and the new securities.

The covenants of FPL Group Capital and FPL Group in the Replacement Capital Covenant run only to the benefit of holders of the designated series of FPL Group Capital’s unsecured long-term indebtedness or the unsecured long-term indebtedness of FPL Group, as applicable.  The Replacement Capital Covenant is not intended for the benefit of holders of the Junior Subordinated Debentures and may not be enforced by them, and the Replacement Capital Covenant is not a term of the Subordinated Indenture, the Subordinated Guarantee or the Junior Subordinated Debentures.

The ability to raise amounts from the issuance of qualifying securities during the 180 days prior to a proposed redemption, purchase or defeasance of the Junior Subordinated Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

FPL Group Capital and FPL Group may amend or supplement the Replacement Capital Covenant from time to time with the consent of the holders of a majority in aggregate outstanding principal amount of the designated series of indebtedness benefiting from the Replacement Capital Covenant, except that no such consent will be required (i) for certain specified types of changes to the types of securities qualifying as replacement capital securities, (ii) if the effect of such amendment or supplement is solely to impose additional restrictions on the ability of (x) the Corporation to redeem, purchase or defease the Junior Subordinated Debentures or (y) the Guarantor or any majority-owned subsidiary of either FPL Group Capital or FPL Group to purchase the Junior Subordinated Debentures, and, in each case, an officer of FPL Group Capital has delivered to the holders of the then-effective series of covered debt a written certificate to that effect, (iii) if such amendment or supplement extends the September 1, 2017 stepdown date or the September 1, 2037 termination date for the Replacement Capital Covenant, or both, or (iv) if such amendment or supplement is not adverse to the holders of the then-effective series of covered debt, and an officer of FPL Group Capital has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the then-effective series of covered debt.

The Replacement Capital Covenant will remain in effect until the earliest date to occur of (i) September 1, 2037, or if earlier, the date on which the Junior Subordinated Debentures are otherwise paid, redeemed, defeased, or purchased in full (in compliance with the Replacement Capital Covenant), (ii) the date, if any, on which the holders of at least a majority of the outstanding principal amount of the designated series of indebtedness then benefiting from the Replacement Capital Covenant agree to the termination of the obligations of FPL Group and FPL Group Capital under the Replacement Capital Covenant, (iii) the date on which neither FPL Group Capital nor FPL Group has any eligible covered debt and (iv) the date on which the Junior Subordinated Debentures are accelerated as a result of an event of default under the Subordinated Indenture.  For a description of the events of default under the Subordinated Indenture, see “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—Events of Default” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures.  This discussion only applies to Junior Subordinated Debentures that are held as capital assets by holders who purchase the Junior Subordinated Debentures in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Junior Subordinated Debentures are sold for money.  This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding the Junior Subordinated Debentures through a partnership or other pass-through entity), persons holding the Junior Subordinated Debentures as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, holders whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax.  In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that trust was in existence on August 1, 1996 and has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

As used in this prospectus supplement, the term “non-U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Persons considering the purchase of the Junior Subordinated Debentures should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Junior Subordinated Debentures in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances.  There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures.  Based upon an analysis of the relevant facts and circumstances, including certain assumptions made by them and representations provided by FPL Group Capital and FPL Group to them, Thelen Reid Brown Raysman & Steiner LLP will provide FPL Group Capital and FPL Group with an opinion generally to the effect that under then current law and assuming full compliance with the terms of the Subordinated Indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for U.S. federal income tax purposes (although there is no controlling authority directly on point).  This opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with this opinion.  If the IRS were to successfully challenge the classification of the Junior Subordinated Debentures as indebtedness, interest payments on the Junior Subordinated Debentures would be treated for U.S. federal income tax purposes as dividends to the extent of FPL Group Capital’s current or accumulated earnings and profits.  In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent provided by an applicable income tax treaty.  FPL Group Capital agrees, and by acquiring an interest in a Junior Subordinated Debenture each beneficial owner of a Junior Subordinated Debenture will agree, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes this treatment.  Holders should consult their own tax advisors regarding the tax consequences that will arise if the Junior Subordinated Debentures are not treated as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Interest

Pursuant to applicable U.S. Treasury regulations, the possibility that interest on the Junior Subordinated Debentures might be deferred could result in the Junior Subordinated Debentures being treated as issued with original issue discount, unless the likelihood of a deferral is remote within the meaning of the regulations.  FPL Group Capital believes that the likelihood of interest deferral is remote and therefore that the possibility of a deferral will not result in the Junior Subordinated Debentures being treated as issued with original issue discount.  Similarly, in certain circumstances (see “Specific Terms of the Junior Subordinated Debentures—Redemption” and “Specific Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event”), FPL Group Capital may be obligated to pay amounts in excess of stated interest on or principal of the Junior Subordinated Debentures.  Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made.  FPL Group Capital believes that the likelihood that it will make any of such payments is remote.  Accordingly, interest paid on the Junior Subordinated Debentures should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with that U.S. holder’s method of accounting for U.S. federal income tax purposes.  However, there can be no assurance that the IRS or a court will agree with this position.  The meaning of the term “remote” in the U.S. Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court.  If the possibility of interest deferral or excess payments were determined not to be remote, or if interest were in fact deferred or excess payments were in fact made, a U.S. holder would be required to accrue interest income on its Junior Subordinated Debentures using a constant yield method, regardless of that holder’s regular method of accounting and before that U.S. holder actually receives any cash payment attributable to that interest.  Additionally, if a holder were to dispose of its Junior Subordinated Debentures prior to the end of an Optional Deferral Period or prior to the end of the period during which a redemption of the Junior Subordinated Debentures would require the payment of a make-whole premium, and the possibility of such interest deferral or the payment of a make-whole premium were determined not to have been remote as of the date the Junior Subordinated Debentures were originally issued, the holder would be required to treat as ordinary income rather than as capital gain any income realized on the taxable disposition of a Junior Subordinated Debenture.

Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures

Upon the sale, exchange, redemption or retirement of a Junior Subordinated Debenture, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and that U.S. holder’s adjusted tax basis in the Junior Subordinated Debenture.  For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income.  Assuming that there are no deferred payments of interest on the Junior Subordinated Debentures and that the Junior Subordinated Debentures are not deemed to be issued with original issue discount, a U.S. holder’s adjusted tax basis in the Junior Subordinated Debentures generally will be its initial purchase price.  If the Junior Subordinated Debentures are deemed to be issued with original issue discount, a U.S. holder’s tax basis in the Junior Subordinated Debentures generally will be its initial purchase price, increased by original issue discount previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Junior Subordinated Debentures since and including the date that the Junior Subordinated Debentures were deemed to be issued with original issue discount.  Gain or loss realized on the sale, exchange, redemption or retirement of a Junior Subordinated Debenture will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Junior Subordinated Debenture has been held by that U.S. holder for more than one year.  A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains.  The ability of a U.S. holder to deduct capital losses is limited.

If FPL Group Capital defers interest payments on the Junior Subordinated Debentures for one or more Optional Deferral Periods, holders will be required to accrue interest income as original issue discount in respect of the deferred interest on the holder’s Junior Subordinated Debentures.  As a result, for U.S. federal income tax purposes, holders will include that original issue discount in gross income before receiving interest payments, regardless of their regular method of accounting for U.S. federal income taxes.

If a holder sells Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, the holder will not receive such interest.  Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period.  Moreover, the accrued original issue discount will be added to the holder’s adjusted tax basis in the Junior Subordinated Debentures but may not be reflected in the amount realized on the sale.  To the extent the amount realized on a sale is less than a holder’s adjusted tax basis, the holder will recognize a capital loss for U.S. federal income tax purposes.  The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information reporting requirements generally apply in connection with payments on the Junior Subordinated Debentures to, and proceeds from a sale or other disposition of the Junior Subordinated Debentures by, non-corporate U.S. holders.  A U.S. holder will be subject to backup withholding tax on interest paid on the Junior Subordinated Debentures and proceeds from a sale or other disposition of the Junior Subordinated Debentures if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding.  Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

Assuming that the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of FPL Group Capital’s stock entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to FPL Group Capital through stock ownership; and

•
the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Junior Subordinated Debentures (including payments in respect of original issue discount, if any, on the Junior Subordinated Debentures) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (or, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder.  In addition, a non-U.S. holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or, if an applicable U.S. income tax treaty applies, a lower rate as provided) branch profits tax.

Any gain realized on the disposition of a Junior Subordinated Debenture generally will not be subject to U.S. federal income tax unless:

•
that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder, or to proceeds from the disposition of a Junior Subordinated Debenture by a non-U.S. holder, in each case, if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and neither FPL Group Capital nor the paying agent has actual knowledge (or reason to know) to the contrary.  Any amounts withheld under the backup withholding rules will entitle such non-U.S. holder to a credit against U.S.  federal income tax liability and may entitle such non-U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.  In general, if a Junior Subordinated Debenture is not held through a qualified intermediary, the amount of payments made on that Junior Subordinated Debenture, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation.  Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the Junior Subordinated Debentures, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

The information in this section adds to the information in the “Plan of Distribution” section beginning on page 53 of the accompanying prospectus.  Please read these two sections together.

FPL Group Capital is selling the Junior Subordinated Debentures to the underwriters named in the table below pursuant to an underwriting agreement among FPL Group Capital, FPL Group and the underwriters named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives.  Subject to certain conditions, FPL Group Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of Junior Subordinated Debentures set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of Junior Subordinated Debentures

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Lehman Brothers Inc.
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
Total	$

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Junior Subordinated Debentures if they buy any of them.  The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions.  In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.  The underwriters will sell the Junior Subordinated Debentures to the public when and if the underwriters buy the Junior Subordinated Debentures from FPL Group Capital.

Commissions and Discounts

FPL Group Capital will compensate the underwriters by selling the Junior Subordinated Debentures to them at a price that is less than the price to the public by the amount of the “Underwriting Discount” set forth on the cover page of this prospectus supplement.  The underwriters will sell the Junior Subordinated Debentures to the public at the price to the public set forth on the cover page of this prospectus supplement and may sell the Junior Subordinated Debentures to certain dealers at a price that represents a concession not in excess of $       per Junior Subordinated Debenture under the price to the public; provided that the concession will be $       per Junior Subordinated Debenture for sales to institutions.  Any underwriter may allow, and the dealers may reallow, a concession not in excess of $       per Junior Subordinated Debenture to other underwriters or to other dealers, provided that there will be no concession with respect to sales to institutions.

An underwriter may reject offers for the Junior Subordinated Debentures.  After the initial public offering of the Junior Subordinated Debentures, the underwriters may change the offering price and other selling terms of the Junior Subordinated Debentures.

New Issue

The Junior Subordinated Debentures are a new issue of securities with no established trading market.  FPL Group Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange, and trading of the Junior Subordinated Debentures on the New York Stock Exchange is expected to begin within a 30-day period after the Junior Subordinated Debentures are first issued.  The underwriters have advised FPL Group Capital that they intend to make a market in the Junior Subordinated Debentures prior to the commencement of trading on the New York Stock Exchange but are not obligated to do so and may discontinue such market-making activities at any time without notice.  FPL Group Capital cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Junior Subordinated Debentures.

Price Stabilization and Short Positions

In connection with the offering, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC on behalf of the underwriters may purchase and sell the Junior Subordinated Debentures in the open market.  These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions.  Over-allotment includes syndicate sales of Junior Subordinated Debentures in excess of the principal amount of Junior Subordinated Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position.  Syndicate covering transactions involve purchases of the Junior Subordinated Debentures in the open market after the distribution has been completed in order to cover syndicate short positions.  Stabilizing transactions consist of certain bids or purchases of Junior Subordinated Debentures made for the purpose of preventing or retarding a decline in the market price of the Junior Subordinated Debentures while the offering is in progress.

The underwriters may also impose a penalty bid.  Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC or Wachovia Capital Markets, LLC in covering syndicate short positions or making stabilizing purchases, repurchases the Junior Subordinated Debentures originally sold by that syndicate member.

Any of these activities may cause the price of the Junior Subordinated Debentures to be higher than the price that otherwise would exist in the open market in the absence of such transactions.  These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Selling Restrictions

General

The Junior Subordinated Debentures are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

Each of the underwriters has agreed that it will not offer, sell or deliver any of the Junior Subordinated Debentures, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the Junior Subordinated Debentures, in or from any jurisdiction outside the United States except under circumstances that will, to the best knowledge and belief of such underwriter, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on FPL Group Capital or FPL Group.

United Kingdom

Each underwriter has represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, known as “FSMA”) received by it in connection with the issue or sale of the Junior Subordinated Debentures in circumstances in which Section 21(1) of the FSMA does not apply to FPL Group Capital or FPL Group and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Junior Subordinated Debentures in, from or otherwise involving the United Kingdom.

European Union Prospectus Directive

In relation to each Member State of the European Economic Area (the member states of the European Union as well as Iceland, Norway and Liechtenstein) which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that effective from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Junior Subordinated Debentures to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Junior Subordinated Debentures which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, effective from and including the Relevant Implementation Date, make an offer of Junior Subordinated Debentures to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Junior Subordinated Debentures shall result in a requirement for the publication by FPL Group Capital or FPL Group of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of the Junior Subordinated Debentures to the public” in relation to any Junior Subordinated Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Junior Subordinated Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Expenses and Indemnification

FPL Group Capital estimates that its expenses in connection with the sale of the Junior Subordinated Debentures, other than underwriting discounts, will be $400,000.  This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses.  The Underwriters have agreed to make a payment to FPL Group Capital in lieu of reimbursement of a portion of FPL Group Capital’s expenses in connection with this offering.

FPL Group Capital and FPL Group have agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

The underwriters and their affiliates engage in transactions with, and perform services for, FPL Group, its subsidiaries (including FPL Group Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and investment banking transactions with FPL Group, its subsidiaries and its affiliates.

PROSPECTUS

FPL GROUP, INC.

Common Stock, Preferred Stock, Senior Debt Securities, Junior Subordinated Debentures,
Stock Purchase Contracts and Stock Purchase Units

__________________________

FPL GROUP CAPITAL INC

Senior Debt Securities, Junior Subordinated Debentures and Preferred Stock

Guaranteed as described in this prospectus by

FPL GROUP, INC.
__________________________

FPL GROUP CAPITAL TRUST II
FPL GROUP CAPITAL TRUST III
FPL GROUP TRUST I
FPL GROUP TRUST II

Preferred Trust Securities

Guaranteed as described in this prospectus by

FPL GROUP, INC.
__________________________

Each of FPL Group, Inc., FPL Group Capital Inc, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.

FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will provide specific terms of the securities, including the offering prices, in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and any supplements carefully before you invest.

FPL Group’s common stock is listed on the New York Stock Exchange and trades under the symbol “FPL.”

FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II may offer these securities directly or through underwriters, agents or dealers.  The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.  The “Plan of Distribution” section beginning on page 53 of this prospectus also provides more information on this topic.

See “Risk Factors” beginning on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

FPL Group’s, FPL Group Capital’s, FPL Group Capital Trust II’s, FPL Group Capital Trust III’s, FPL Group Trust I’s and FPL Group Trust II’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.
__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

May 3, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement, as amended, that FPL Group, FPL Group Capital, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II, among other registrants, have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.  FPL Group Capital Trust II and FPL Group Capital Trust III are each referred to in this prospectus as “FPL Group Capital Trust” and FPL Group Trust I and FPL Group Trust II are each referred to in this prospectus as “FPL Group Trust.”  In addition, FPL Group Capital Trust and FPL Group Trust are each referred to in this prospectus as the “Trust.”

Under this shelf registration process, FPL Group, FPL Group Capital and/or the Trust may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time.  As of the date of this prospectus, FPL Group, FPL Group Capital and/or the Trust are each authorized to issue securities up to a maximum aggregate offering price of $2,000,000,000, provided that the aggregate amount of all such securities or combinations of such securities offered by FPL Group, FPL Group Capital and the Trust under the registration statement as of this date may not exceed $2,000,000,000.  The aggregate amount of securities which FPL Group, FPL Group Capital and/or the Trust are authorized to issue pursuant to this registration statement may be increased in the future.  FPL Group may offer any of the following securities: common stock, preferred stock, senior debt securities or subordinated debt securities, each of which may be convertible or exchangeable into FPL Group common stock, stock purchase contracts, stock purchase units and guarantees related to the preferred trust securities which the Trust may offer and guarantees related to the preferred stock, senior debt securities and subordinated debt securities FPL Group Capital may offer.  FPL Group Capital may offer any of the following securities: preferred stock, senior debt securities or subordinated debt securities.  The Trust may offer preferred trust securities.

This prospectus provides you with a general description of the securities that FPL Group, FPL Group Capital and/or the Trust may offer.  Each time FPL Group, FPL Group Capital and/or the Trust sells securities, FPL Group, FPL Group Capital and/or the Trust will provide a prospectus supplement that will contain specific information about the terms of that offering.  Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, you can read the exhibits to the registration statement.  Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus or in a prospectus supplement in order to evaluate an investment in the securities.

FPL Group and FPL Group Capital are subject to complex laws and regulations and to changes in laws and regulations as well as changing governmental policies and regulatory actions, including initiatives regarding deregulation and restructuring of the energy industry and environmental matters.  Florida Power & Light Company holds franchise agreements with local municipalities and counties, and must renegotiate expiring agreements.  These factors may have a negative impact on the business and results of operations of FPL Group and FPL Group Capital.

FPL Group and FPL Group Capital are subject to complex laws and regulations, and to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, the Public Utility Holding Company Act of 2005, the Federal Power Act, the Atomic Energy Act of 1954, the Energy Policy Act of 2005 and certain sections of the Florida statutes relating to public utilities, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission and the legislatures and utility commissions of other states in which FPL Group and FPL Group Capital have operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  The Florida Public Service Commission has the authority to disallow recovery by Florida Power & Light Company of any and all costs that it considers excessive or imprudently incurred.  The regulatory process generally restricts Florida Power & Light Company’s ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

FPL Group and FPL Group Capital are subject to extensive federal, state and local environmental statutes as well as the effect of changes in or additions to applicable statutes, rules and regulations relating to air quality, water quality, climate change, waste management, wildlife mortality, natural resources and health and safety that could, among other things, restrict or limit the output of certain facilities or the use of certain fuels required for the production of electricity and/or require additional pollution control equipment and otherwise increase costs.  There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

FPL Group and FPL Group Capital operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation or restructuring of the production and sale of electricity.  FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

FPL Group’s results of operations could be affected by Florida Power & Light Company’s ability to renegotiate franchise agreements with municipalities and counties in Florida.

The operation and maintenance of power generation facilities, including nuclear facilities, involve significant risks that could adversely affect the results of operations and financial condition of FPL Group and FPL Group Capital.

The operation and maintenance of power generation facilities involve many risks, including, but not limited to, start up risks, breakdown or failure of equipment, transmission lines or pipelines, the inability to properly manage or mitigate known equipment defects throughout our generation fleets unless and until such defects are remediated, use of new technology, the dependence on a specific fuel source, including the supply and transportation of fuel, or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected or contracted levels of output or efficiency.  This could result in lost revenues and/or increased expenses, including, but not limited to, the requirement to purchase power in the market at potentially higher prices to meet contractual obligations.  Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power.  In addition to these risks, FPL Group’s and FPL Group Capital’s nuclear units face certain risks that are unique to the nuclear industry including, but not limited to, the ability to store and/or dispose of spent nuclear fuel and the potential payment of significant retrospective insurance premiums, as well as additional regulatory actions up to and including shutdown of the units stemming from public safety concerns, whether at FPL Group’s and FPL Group Capital’s plants, or at the plants of other nuclear operators.  Breakdown or failure of an operating facility of FPL Energy, LLC, a subsidiary of FPL Group Capital, may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

The construction of, and capital improvements to, power generation facilities involve substantial risks.  Should construction or capital improvement efforts be unsuccessful, the results of operations and financial condition of FPL Group and FPL Group Capital could be adversely affected.

FPL Group’s and FPL Group Capital’s ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities within established budgets is contingent upon many variables and subject to substantial risks.  Should any such efforts be unsuccessful, FPL Group and FPL Group Capital could be subject to additional costs, termination payments under committed contracts, and/or the write-off of their investment in the project or improvement.

The use of derivative contracts by FPL Group and FPL Group Capital in the normal course of business could result in financial losses that negatively impact the results of operations of FPL Group and FPL Group Capital.

FPL Group and FPL Group Capital use derivative instruments, such as swaps, options and forwards to manage their commodity and financial market risks.  FPL Group and FPL Group Capital provide full energy and capacity requirements services and engage in trading activities.  FPL Group and FPL Group Capital could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform.  In the absence of actively quoted market prices and pricing information from external sources, the valuation of these derivative instruments involves management’s judgment or use of estimates.  As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts.  In addition, Florida Power & Light Company’s use of such instruments could be subject to prudency challenges and if found imprudent, cost recovery could be disallowed by the Florida Public Service Commission.

FPL Group’s competitive energy business is subject to risks, many of which are beyond the control of FPL Group and FPL Group Capital, that may reduce the revenues and adversely impact the results of operations and financial condition of FPL Group and FPL Group Capital.

There are other risks associated with FPL Group’s and FPL Group Capital’s competitive energy business.  In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy’s success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the successful and timely completion of project restructuring activities, maintenance of the qualifying facility status of certain projects, the price and supply of fuel (including transportation), transmission constraints, competition from new sources of generation, excess generation capacity and demand for power.  There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy.  FPL Energy’s inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair FPL Group’s and FPL Group Capital’s future financial results.  In keeping with industry trends, a portion of FPL Energy’s power generation facilities operate wholly or partially without long-term power purchase agreements.  As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group’s and FPL Group Capital’s financial results.  In addition, FPL Energy’s business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable, FPL Energy’s ability to sell and deliver its wholesale power may be limited.

FPL Group’s and FPL Group Capital’s ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

FPL Group and FPL Group Capital are likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry, in general, as well as the passage of the Energy Policy Act of 2005.  In addition, FPL Group and FPL Group Capital may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

Because FPL Group and FPL Group Capital rely on access to capital markets, the inability to maintain current credit ratings and access capital markets on favorable terms may limit the ability of FPL Group and FPL Group Capital to grow their businesses and would likely increase interest costs.

FPL Group, FPL Group Capital and Florida Power & Light Company rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows.  The inability of FPL Group, FPL Group Capital and Florida Power & Light Company to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, which, in turn, could impact FPL Group’s and FPL Group Capital’s ability to grow their businesses and would likely increase their interest costs.

Customer growth in Florida Power & Light Company’s service area affects FPL Group’s results of operations.

FPL Group’s results of operations are affected by the growth in customer accounts in Florida Power & Light Company’s service area.  Customer growth can be affected by population growth as well as economic factors in Florida, including job and income growth, housing starts and new home prices.  Customer growth directly influences the demand for electricity and the need for additional power generation and power delivery facilities at Florida Power & Light Company.

Weather affects FPL Group’s and FPL Group Capital’s results of operations.

FPL Group’s and FPL Group Capital’s results of operations are affected by changes in the weather.  Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities.  FPL Group’s and FPL Group Capital’s results of operations can be affected by the impact of severe weather which can be destructive, causing outages and/or property damage, may affect fuel supply, and could require additional costs to be incurred.  At Florida Power & Light Company, recovery of these costs is subject to Florida Public Service Commission approval.

FPL Group and FPL Group Capital are subject to costs and other effects of legal proceedings as well as changes in or additions to applicable tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

FPL Group and FPL Group Capital are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims, as well as the effect of new, or changes in, tax laws, rates or policies, rates of inflation, accounting standards, securities laws and corporate governance requirements.

Threats of terrorism and catastrophic events that could result from terrorism may impact the operations of FPL Group and FPL Group Capital in unpredictable ways.

FPL Group and FPL Group Capital are subject to direct and indirect effects of terrorist threats and activities.  Generation and transmission facilities, in general, have been identified as potential targets.  The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

The ability of FPL Group and FPL Group Capital to obtain insurance and the terms of any available insurance coverage could be affected by national, state or local events and company-specific events.

FPL Group’s and FPL Group Capital’s ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national, state or local events as well as company-specific events.

FPL Group and FPL Group Capital are subject to employee workforce factors that could affect the businesses and financial condition of FPL Group and FPL Group Capital.

FPL Group and FPL Group Capital are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees and work stoppage that could affect the businesses and financial condition of FPL Group and FPL Group Capital.

FPL GROUP

FPL Group is a holding company incorporated in 1984 as a Florida corporation.  FPL Group’s principal subsidiary, Florida Power & Light Company, is a rate-regulated utility engaged primarily in the generation, transmission, distribution and sale of electric energy.  Other operations are conducted through FPL Group Capital.

FPL GROUP CAPITAL

FPL Group Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of FPL Group.  FPL Group Capital holds the capital stock or other ownership interests of, and provides funding for,

FPL Group’s operating subsidiaries other than Florida Power & Light Company.  These operating subsidiaries’ business activities primarily consist of FPL Energy, LLC’s competitive energy business.

FPL GROUP CAPITAL TRUST II, FPL GROUP CAPITAL TRUST III,
FPL GROUP TRUST I AND FPL GROUP TRUST II

FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II are Delaware statutory trusts created pursuant to separate trust agreements among FPL Group as depositor of the Trust, The Bank of New York as the Property Trustee, The Bank of New York (Delaware) as the Delaware Trustee and one or more Administrative Trustees appointed by FPL Group.  The trust agreements will be amended and restated substantially in the form filed as an exhibit to the registration statement.  Each trust agreement, as so amended and restated, is referred to in this prospectus as the “Trust Agreement.”  FPL Group Capital Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group Capital as trust assets.  FPL Group Trust exists only to issue its preferred trust securities and common trust securities and to hold the junior subordinated debentures of FPL Group as trust assets.  All of the common trust securities will be owned by FPL Group.  Unless otherwise stated in a prospectus supplement, the common trust securities will represent at least 3% of the total capital of the Trust.  Payments on any distribution payment date or redemption date will be made on the common trust securities pro rata with the preferred trust securities, except that the common trust securities’ right to payment will be subordinated to the rights of the preferred trust securities if there is a default under the Trust Agreement.  The Trust will have a term as stated in the applicable prospectus supplement, but may dissolve earlier as provided in the Trust Agreement.

The Trust’s business and affairs will be conducted by its Administrative Trustees.  The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711.  The principal place of business of the Trust is 700 Universe Boulevard, Juno Beach, Florida 33408, and the telephone number is (561) 694-4000.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, FPL Group and FPL Group Capital will each add the net proceeds from the sale of their securities to its respective general funds.  FPL Group uses its general funds for corporate purposes, including to provide funds for its subsidiaries and to repurchase common stock.  FPL Group Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding long-term debt obligations.  FPL Group and FPL Group Capital will each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

FPL Group Capital Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group Capital.  FPL Group Capital will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

FPL Group Trust will use the proceeds from the sale of preferred trust securities and common trust securities to invest in junior subordinated debentures issued by FPL Group.  FPL Group will add the net proceeds from the sale of such junior subordinated debentures to its general funds, which will be used as described above.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows FPL Group’s consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2006	2005	2004	2003	2002
3.11	2.80	2.98	3.32	2.97

FPL Group’s consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2007 was 2.14.

WHERE YOU CAN FIND MORE INFORMATION

FPL Group files annual, quarterly and other reports and other information with the SEC.  You can read and copy any information filed by FPL Group with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including FPL Group.  FPL Group also maintains an Internet site (www.fplgroup.com).

FPL Group Capital does not file reports or other information with the SEC.  FPL Group includes summarized financial information relating to FPL Group Capital in some of its reports filed with the SEC.  FPL Group does not intend to include any separate financial information with respect to FPL Group Capital in its consolidated financial statements because FPL Group and FPL Group Capital have determined that this information is not material to the holders of FPL Group Capital’s debt securities.

No separate financial statements of the Trust are included in this prospectus.  FPL Group and the Trust do not consider those financial statements to be material to holders of the preferred trust securities because (1) the Trust is a special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures of FPL Group Capital, in the case of FPL Group Capital Trust, and the junior subordinated debentures of FPL Group in the case of FPL Group Trust, and issuing its preferred trust securities and common trust securities.  FPL Group and the Trust do not expect the Trust to file periodic reports under Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

The SEC allows FPL Group, FPL Group Capital and the Trust to “incorporate by reference” the information that FPL Group files with the SEC, which means that FPL Group, FPL Group Capital and the Trust may, in this prospectus, disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus.  Information that FPL Group files in the future with the SEC will automatically update and supersede this information.  FPL Group, FPL Group Capital and the Trust are incorporating by reference the documents listed below and any future filings FPL Group makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until FPL Group, FPL Group Capital and/or the Trust sell all of these securities:

(1)	FPL Group’s Annual Report on Form 10-K for the year ended December 31, 2006;

(2)	FPL Group’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

(3)	FPL Group’s Current Reports on Form 8-K filed with the SEC on February 21, 2007, March 20, 2007 and April 5, 2007

You may request a copy of these documents, at no cost to you, by writing or calling Robert J. Reger, Jr., Esq., Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022, (212) 603-2000.  FPL Group will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, FPL Group, FPL Group Capital and the Trust are hereby filing cautionary statements identifying important factors that could cause FPL Group’s and FPL Group Capital’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of FPL Group, FPL Group Capital and the Trust in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise.  Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “could,” “estimated,” “may,” “plan,” “potential,” “projection,” “target,” “outlook”) are not statements of historical facts and may be forward-looking.  Forward-looking statements involve estimates, assumptions and uncertainties.  Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in “Risk Factors” herein and in FPL Group’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on FPL Group’s and FPL Group Capital’s operations and financial results, and could cause FPL Group’s or FPL Group Capital’s actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group, FPL Group Capital or the Trust.

Any forward-looking statement speaks only as of the date on which that statement is made, and neither FPL Group, FPL Group Capital nor the Trust undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made.  New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The issues and associated risks and uncertainties discussed in “Risk Factors” herein and in the reports that are incorporated herein by reference are not the only ones FPL Group or FPL Group Capital may face.  Additional issues may arise or become material as the energy industry evolves.  The risks and uncertainties associated with those additional issues could impair FPL Group’s and FPL Group Capital’s businesses in the future.

DESCRIPTION OF FPL GROUP CAPITAL SENIOR DEBT SECURITIES

General.  FPL Group Capital will issue its debt securities (other than the FPL Group Capital Junior Subordinated Debentures (as defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee”)), in one or more series, under an Indenture, dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as trustee.  This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.”  The Bank of New York, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.”  These debt securities are referred to in this prospectus as the “Offered Senior Debt Securities.”

The Indenture provides for the issuance from time to time of debentures, notes or other debt by FPL Group Capital in an unlimited amount.  The Offered Senior Debt Securities and all other debentures, notes or other debt of FPL Group Capital issued under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture.  This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture.  You should read this summary together with the Indenture and the officer’s certificates or other documents establishing the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary.  The Indenture, the form of officer’s certificate that may be used to establish a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part.  In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series.  This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series.  Such additional Offered Senior Debt Securities will have the same terms as the Offered Senior Debt Securities of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional Offered

Senior Debt Securities or except for the first payments of interest following the issue date of the additional Offered Senior Debt Securities) so that the additional Offered Senior Debt Securities may be consolidated and form a single series with the Offered Senior Debt Securities of such series.

Each series of Offered Senior Debt Securities may have different terms.  FPL Group Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in the prospectus supplement relating to those Offered Senior Debt Securities:

(1)	the title of those Offered Senior Debt Securities,

(2)	any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)	the date(s) on which FPL Group Capital will pay the principal of those Offered Senior Debt Securities,

(4)
the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which FPL Group Capital will pay interest and the record date for any interest payable on any interest payment date,

(5)
the person to whom FPL Group Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)
the place(s) at which or methods by which FPL Group Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon FPL Group Capital,

(7)	the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)
any date(s) on which, the price(s) at which and the terms and conditions upon which FPL Group Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

(9)
any sinking fund or other provisions or options held by the registered owners of those Offered Senior Debt Securities that would obligate FPL Group Capital to repurchase or redeem those Offered Senior Debt Securities,

(10)	the denominations in which FPL Group Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

(11)	the currency or currencies in which FPL Group Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

(12)
if FPL Group Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)
if FPL Group Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital or a registered owner may elect to pay or receive those payments,

(14)
if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)
the portion of the principal amount of those Offered Senior Debt Securities that FPL Group Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)
any events of default with respect to those Offered Senior Debt Securities and any covenants of FPL Group Capital for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

(17)	the terms, if any, pursuant to which those Offered Senior Debt Securities may be exchanged for shares of capital stock or other securities of any other entity,

(18)
a definition of “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of FPL Group Capital’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(19)	if FPL Group Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(20)	if FPL Group Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(21)
any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(22)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(23)
other than the Guarantee described under “Description of the FPL Group Capital Senior Debt Securities Guarantee” below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(24)	any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

FPL Group Capital may sell Offered Senior Debt Securities at a discount below their principal amount.  Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement.  In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving FPL Group Capital or FPL Group.

Security and Ranking.  The Offered Senior Debt Securities will be unsecured obligations of FPL Group Capital.  The Indenture does not limit FPL Group Capital’s ability to provide security with respect to other Senior Debt Securities.  All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that FPL Group Capital elects to provide security with respect to any Senior Debt Security without providing that security to all outstanding Senior Debt Securities as allowed under the Indenture.  The Offered Senior Debt Securities will rank senior to FPL Group Capital’s Junior Subordinated Debentures.  The Indenture does not limit FPL Group Capital’s ability to issue other unsecured debt.

FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, the Senior Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital’s subsidiaries.  The Indenture does not place any limit on the amounts of liabilities, including debt or preferred stock, that FPL Group Capital’s subsidiaries may issue, guarantee or otherwise incur.

Payment and Paying Agents.  Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date.  However, on the date that the Offered Senior Debt Securities mature, FPL Group Capital will pay the interest to the person to whom it pays the principal.  Also, if FPL Group Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

(1)
as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital proposes to pay the defaulted interest, or

(2)
in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable.  (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York.  FPL Group Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including itself, and remove any paying agent.  (Indenture, Section 602).

Transfer and Exchange.  Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York.  FPL Group Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities.  However, FPL Group Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption.  Also, FPL Group Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed.  (Indenture, Section 305).

Defeasance.  FPL Group Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities.  To do so, FPL Group Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

(1)
money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)
direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)
certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(3)
a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity.  (Indenture, Section 701).

Limitation on Liens.  So long as any Senior Debt Securities remain outstanding, FPL Group Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, unless FPL Group Capital equally secures all Senior Debt Securities.  However, this restriction does not apply to or prevent:

(1)
any lien on capital stock created at the time FPL Group Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

(2)
any lien on capital stock existing at the time FPL Group Capital acquires that capital stock (whether or not FPL Group Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

(3)	any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

(a)
the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

(b)	the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(4)	any lien arising in connection with court proceedings; provided, that, either

(a)
the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

(b)	the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

(c)
so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the capital stock of any of FPL Group Capital’s majority-owned subsidiaries, which shares of capital stock FPL Group Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as “Restricted Liens.”  The foregoing limitation does not apply to the extent that FPL Group Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of FPL Group Capital secured by Restricted Liens, does not at the time exceed 5% of FPL Group Capital’s Consolidated Capitalization.  (Indenture, Section 608).

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Shareholders’ Equity;

(2)	Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication

(3)	any preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Shareholders’ Equity” as used above means the total assets of FPL Group Capital and its Consolidated Subsidiaries less all liabilities of FPL Group Capital and its Consolidated Subsidiaries.  As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

(1)
indebtedness secured by property of FPL Group Capital or any of its Consolidated Subsidiaries whether or not FPL Group Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that FPL Group Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of FPL Group Capital or such Consolidated Subsidiary on such balance sheet,

(2)	deferred liabilities, and

(3)
indebtedness of FPL Group Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of FPL Group Capital or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of FPL Group Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of FPL Group Capital and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of FPL Group Capital in FPL Group Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles.  (Indenture, Section 608).

The foregoing limitation does not limit in any manner the ability of:

(1)	FPL Group Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

(2)	FPL Group Capital or FPL Group to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

(3)	FPL Group to place liens on any of its assets, or

(4)	any of the direct or indirect subsidiaries of FPL Group Capital or FPL Group (other than FPL Group Capital) to place liens on any of their assets.

Consolidation, Merger, and Sale of Assets.  Under the Indenture, FPL Group Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)
the entity formed by that consolidation, or the entity into which FPL Group Capital is merged, or the entity that acquires or leases FPL Group Capital’s property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital’s obligations on all Senior Debt Securities and under the Indenture,

(2)
immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)	FPL Group Capital delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not restrict FPL Group Capital in a merger in which FPL Group Capital is the surviving entity.

Events of Default.  Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

(1)	failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)	failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)
failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after FPL Group Capital receives written notice of such failure to comply from the Indenture Trustee, or FPL Group Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of FPL Group Capital, and

(5)	any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of the third event of default listed above, the Indenture Trustee may extend the grace period.  In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period.  The grace period will be automatically extended if FPL Group Capital has initiated and is diligently pursuing corrective action.  (Indenture, Section 801).  An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

Remedies.  If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately.  However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration.  These Senior Debt Securities are defined as “Discount Securities” in the Indenture.

If the event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.  However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	FPL Group Capital deposits with the Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all Senior Debt Securities of that series,

(b)	the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts due to the Indenture Trustee under the Indenture, and

(2)	any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee.  (Indenture, Section 903).  If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series.  However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction.  Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Indenture Trustee’s sole discretion, be adequate.  (Indenture, Section 812).

No registered owner of Senior Debt Securities of any series will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

(1)	that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)
the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute that proceeding in its own name as trustee, and

(3)
the Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer.  (Indenture, Section 807).

However, these limitations do not apply to a suit instituted by a registered owner of a Senior Debt Security for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security.  (Indenture, Section 808).

FPL Group Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture.  (Indenture, Section 606).

Modification and Waiver.  Without the consent of any registered owner of Senior Debt Securities, FPL Group Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

(1)
to provide for the assumption by any permitted successor to FPL Group Capital of FPL Group Capital’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its assets substantially as an entirety,

(2)	to add covenants of FPL Group Capital or to surrender any right or power conferred upon FPL Group Capital by the Indenture,

(3)	to add any additional events of default,

(4)
to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

(a)	when the required consent of the registered owners of Senior Debt Securities of that series or tranche has been obtained, or

(b)	when no Senior Debt Securities of that series or tranche remain outstanding under the Indenture,

(5)	to provide collateral security for all but not a part of the Senior Debt Securities,

(6)	to establish the form or terms of Senior Debt Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)
to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for the Senior Debt Securities of all or any series or tranche,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all or any series or tranche of Senior Debt Securities are payable,

(b)	all or any series or tranche of Senior Debt Securities may be transferred or exchanged, and

(c)	notices and demands to or upon FPL Group Capital in respect of Senior Debt Securities and the Indenture may be served, or

(11)
to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche.  (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by FPL Group Capital with certain restrictive provisions of the Indenture.  (Indenture, Section 607).  The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected.  (Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations.  FPL Group Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment.  (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture.  However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required.  But, if FPL Group Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required.  However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)
reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)	reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)	change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)
impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)
reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that series or tranche,

(7)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that series or tranche, or

(8)
modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche.  (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by FPL Group Capital or any other obligor upon the Senior Debt Securities or any affiliate of FPL Group Capital or of that other obligor (unless FPL Group Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding.  (Indenture, Section 101).

If FPL Group Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, FPL Group Capital may, at its option, by signing a written request to the Indenture Trustee, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action.  However, FPL Group Capital will not be obligated to do this.  If FPL Group Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action.  For these purposes, the outstanding Senior Debt Securities will be computed as of the record date.  Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or FPL Group Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security.  (Indenture, Section 104).

Resignation and Removal of Indenture Trustee.  The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to FPL Group Capital.  Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and FPL Group Capital.  The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

(1)	no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)
FPL Group Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture.  (Indenture, Section 910).

Notices.  Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities.  (Indenture, Section 106).

Title.  FPL Group Capital, the Indenture Trustee, and any agent of FPL Group Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary.  (Indenture, Section 308).

Governing Law.  The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York’s conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable.  (Indenture, Section 112).

DESCRIPTION OF THE FPL GROUP GUARANTEE OF
THE FPL GROUP CAPITAL SENIOR DEBT SECURITIES

General.  This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between FPL Group and The Bank of New York, as Guarantee Trustee.  The Guarantee Agreement was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement.  This summary does not contain a complete description of the Guarantee Agreement.  You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions.  The Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Under the Guarantee Agreement, FPL Group absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture.  Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement.  All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement.  This guarantee is referred to in this prospectus as the “Guarantee.”  FPL Group is only required to make these payments if FPL Group Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods.  (Guarantee Agreement, Section 5.01).  In the Guarantee Agreement, FPL Group has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against FPL Group Capital prior to bringing suit against FPL Group.  (Guarantee Agreement, Section 5.06).

The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity).  The Guarantee is not a guarantee of collection.  (Guarantee Agreement, Section 5.01).

Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving FPL Group.

Security and Ranking.  The Guarantee is an unsecured obligation of FPL Group and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of FPL Group.  The Guarantee will rank senior to the Preferred Trust Securities Guarantee, the Subordinated Guarantee and the FPL Group Junior Subordinated Debentures (each as defined below) and FPL Group’s guarantee of FPL Group Capital’s preferred stock.  There is no limit on the amount of other indebtedness, including guarantees, that FPL Group may incur or issue.

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, the Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group’s subsidiaries.  Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.

Events of Default.  An event of default under the Guarantee Agreement will occur upon the failure of FPL Group to perform any of its payment obligations under the Guarantee Agreement.  (Guarantee Agreement, Section 1.01).  The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

(1)	direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

(2)	direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice.  (Guarantee Agreement, Section 2.07).  The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences.  (Guarantee Agreement, Section 2.06).

The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement.  The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity.  At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join FPL Group in any lawsuit commenced by that person or entity against FPL Group Capital with respect to any obligations under the Guarantee Agreement.  Also, that person or entity may recover against FPL Group in that lawsuit, or in any independent lawsuit against FPL Group, without first asserting, prosecuting or exhausting any remedy or claim against FPL Group Capital.  (Guarantee Agreement, Section 5.06).

FPL Group is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement.  (Guarantee Agreement, Section 2.04).

Modification.  FPL Group and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners.  The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement.  However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner.  (Guarantee Agreement, Section 6.01).

Termination of the Guarantee Agreement.  The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement.  (Guarantee Agreement, Section 5.05).

Governing Law.  The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable.  (Guarantee Agreement, Section 5.07).

DESCRIPTION OF FPL GROUP SENIOR DEBT SECURITIES

FPL Group will issue its debt securities (other than the FPL Group Junior Subordinated Debentures (as defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee”)), in one or more series, under an Indenture, between FPL Group and The Bank of New York, as trustee.  The terms of any offered debt securities will be described in a supplement to this prospectus.

DESCRIPTION OF FPL GROUP COMMON STOCK

General.  The following statements describing FPL Group’s common stock are not intended to be a complete description.  For additional information, please see FPL Group’s Restated Articles of Incorporation, as amended (“Charter”), and its bylaws, which set forth the terms of the common stock.  Please also see the Mortgage and Deed of Trust, dated as of January 1, 1944, between Florida Power & Light Company and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the “Mortgage”), which contains restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group.  Each of these documents has been previously filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part.  Reference is also made to the laws of the State of Florida.

FPL Group’s authorized capital stock consists of 800,000,000 shares of common stock, $.01 par value, and 100,000,000 shares of serial preferred stock, $.01 par value.  As of March 31, 2007, 406,415,900 shares of common stock were issued and outstanding and no shares of serial preferred stock were issued and outstanding.  The FPL Group common stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto.  The outstanding shares of common stock are, and when issued the shares offered hereby will be, fully paid and nonassessable.  In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management.  See “Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock—FPL Group Preferred Stock” below.

All outstanding FPL Group common stock is listed on the NYSE and trades under the symbol “FPL.”  The registrar and transfer agent for the FPL Group common stock is Computershare Investor Services, LLC.

A number of provisions that are in FPL Group’s Charter and bylaws will make it difficult for another company to acquire FPL Group and for a holder of FPL Group common stock to receive any related takeover premium for its shares.  See “—Voting Rights and Non-Cumulative Voting” and “Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock—FPL Group Preferred Stock” below.

Dividend Rights.  Each share of common stock is entitled to participate equally with respect to dividends declared on the common stock out of funds legally available for the payment thereof.

FPL Group’s Charter does not limit the dividends that can be paid on the common stock.  However, as a practical matter, the ability of FPL Group to pay dividends on the common stock is dependent upon, among other things, dividends paid to it by its subsidiaries, including Florida Power & Light Company.  Florida Power & Light Company’s ability to pay dividends is limited by restrictions contained in the Mortgage.  However, these restrictions do not currently limit Florida Power & Light Company’s ability to pay dividends to FPL Group from its retained earnings.

FPL Group Capital has issued junior subordinated debentures in connection with preferred trust securities previously issued by FPL Group Capital Trust I, which junior subordinated debentures are guaranteed by FPL Group.  FPL Group Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters.  FPL Group Capital has also issued two series of junior subordinated debentures not in connection with preferred trust securities, which junior subordinated debentures are guaranteed by FPL Group.  FPL Group Capital has the right, from time to time, to defer the payment of interest on these outstanding junior subordinated debentures on one or more occasions for up to 10 consecutive years.  FPL Group, Florida Power & Light Company and/or FPL Group Capital may issue, from time to time, additional junior subordinated debentures.  FPL Group, Florida Power & Light Company and/or FPL Group Capital may have similar rights to defer the payment of interest on those additional junior subordinated debentures.  If FPL Group Capital and/or FPL Group exercises any such right to defer the payment of interest, FPL Group would not be able to pay dividends on its common stock or preferred stock during the periods when such payments are delayed with certain limited exceptions.  If Florida Power & Light Company exercises any such right to defer the payment of interest , it would not be able to pay dividends to any holder of its common stock or preferred stock, including FPL Group, during the periods when such payments are delayed with certain limited exceptions.  In addition, FPL Group, FPL Group Capital and Florida Power & Light Company may issue other securities in the future that have a similar right to delay interest or distribution payments and similar dividend restrictions in the event of the exercise of such rights.

In addition, FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders.  Each series may have terms that differ from those of any other series and may provide for dividend, liquidation, voting and other rights that are superior or prior to those of FPL Group’s common stock.

Voting Rights and Non-Cumulative Voting.  In general, the holders of FPL Group common stock are entitled to one vote per share for the election of directors and for other corporate purposes.  The Charter:

(1)
permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of common stock and other outstanding voting stock, voting as a class;

(2)	provides that a vacancy on the Board of Directors may be filled only by the remaining directors;

(3)
permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the Board of Directors or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

(4)
requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

(5)
requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (1) through (4) above.

Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent Board of Directors or to benefit from certain transactions which are opposed by an incumbent Board of Directors.

The term “Interested Shareholder” is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term “Continuing Director” is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder.  The above provisions dealing with Business Combinations involving FPL Group and an Interested Shareholder may discriminate against a security holder who becomes an Interested Shareholder by reason of the beneficial ownership of such amount of common or other voting stock.  The term “Business Combination” is defined in the Charter to include:

(1)
any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (a) an Interested Shareholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

(2)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

(3)
the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

(4)	the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

(5)
any reclassification of securities, including any reverse stock split, or recapitalization, of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

The holders of common stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of common stock can elect all of FPL Group’s directors.  Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter.  Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the Board of Directors when such series is issued.  See “Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock—FPL Group Preferred Stock” below.

Liquidation Rights.  After satisfaction of creditors and payments due the holders of serial preferred stock, if any, the holders of common stock are entitled to share ratably in the distribution of all remaining assets.  See “Description of Preferred Stock and FPL Group Guarantee of FPL Group Capital Preferred Stock” below.

DESCRIPTION OF PREFERRED STOCK AND FPL GROUP GUARANTEE OF FPL GROUP CAPITAL PREFERRED STOCK

General.  The following statements describing FPL Group’s preferred stock and FPL Group Capital’s preferred stock are not intended to be a complete description.  For additional information, please see FPL Group’s Charter and its bylaws, and FPL Group Capital’s Articles of Incorporation, as amended (“FPL Group Capital’s Charter”), and its bylaws, respectively.  You should read this summary together with the articles of amendment to FPL Group’s Charter or FPL Group Capital’s Charter, as applicable, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions.  With respect to the FPL Group preferred stock and the guarantee of the FPL Group Capital preferred stock, please also see the Mortgage, which contains restrictions which may limit the ability of Florida Power & Light Company to pay dividends to FPL Group.  Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  Reference is also made to the laws of the State of Florida.

FPL Group Preferred Stock.  FPL Group may issue one or more series of its serial preferred stock, $.01 par value, without the approval of its shareholders.

Some terms of a series of preferred stock may differ from those of another series.  A prospectus supplement will describe the terms of any preferred stock being offered.  These terms will also be described in articles of amendment to FPL Group’s Charter, which will establish the terms of the preferred stock being offered.  These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate FPL Group to repurchase, redeem or retire the series of preferred stock,

(7)
the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of FPL Group’s Charter.

In some cases, the issuance of preferred stock could make it difficult for another company to acquire FPL Group and make it harder to remove current management.  See also “Description of FPL Group Common Stock.”

If FPL Group Capital or FPL Group exercises a right to defer the payment of interest on junior subordinated debentures, including those junior subordinated debentures issued in connection with preferred trust securities, FPL Group will not be able to pay dividends on its common or preferred stock during the periods such payments are delayed with certain limited exceptions.  If the trusts formed by Florida Power & Light Company issue preferred trust securities and Florida Power & Light Company exercises a right to defer the payment of interest on junior subordinated debentures issued in connection with preferred trust securities, Florida Power & Light Company will not be able to pay dividends on its common stock or preferred stock during the periods when such payments are delayed with certain limited exceptions.  In addition, FPL Group, FPL Group Capital and Florida Power & Light Company may issue other securities in the future that have a similar right to delay interest or distribution payments and similar dividend restrictions in the event of the exercise of such rights.  See “Description of FPL Group Common Stock—Dividend Rights” in this prospectus.

Shares of preferred stock offered hereby by FPL Group will, when issued, be fully paid and non-assessable.

FPL Group Capital Preferred Stock.  FPL Group Capital may issue one or more series of serial preferred stock, $.01 par value, without the approval of its shareholders.  The preferred stock of FPL Group Capital will be fully and unconditionally guaranteed by FPL Group as described below.

Some terms of a series of preferred stock may differ from those of another series.  A prospectus supplement will describe the terms of any preferred stock being offered.  These terms will also be described in articles of amendment to FPL Group Capital’s Charter, which will establish the terms of the preferred stock being offered.  These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of FPL Group Capital and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate FPL Group Capital to repurchase, redeem or retire the series of preferred stock,

(7)
the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of FPL Group Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of FPL Group Capital’s Charter.

If FPL Group Capital exercises a right to defer the payment of interest on junior subordinated debentures, including those junior subordinated debentures issued in connection with preferred trust securities, FPL Group Capital will not be able to pay dividends on its common or preferred stock during the periods such payments are delayed with certain limited exceptions.  In addition, FPL Group Capital may issue other securities in the future that have a similar right to delay interest or distribution payments and similar dividend restrictions in the event of the exercise of such rights.  See “Description of FPL Group Common Stock—Dividend Rights” in this prospectus.

Shares of preferred stock offered hereby by FPL Group Capital will, when issued, be fully paid and non-assessable.

FPL Group Guarantee of FPL Group Capital Preferred Stock.  FPL Group will fully, unconditionally and irrevocably guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that FPL Group Capital may have or assert.  FPL Group’s guarantee of FPL Group Capital’s preferred stock will be an unsecured obligation of FPL Group and will rank (1) subordinate and junior in right of payment to all other liabilities of FPL Group (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any other guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group, and (3) senior to FPL Group’s common stock.  A prospectus supplement will describe the terms of FPL Group’s guarantee of FPL Group Capital’s preferred stock.  The description will not necessarily be complete, and reference will be made to the preferred stock guarantee agreement.

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, the FPL Group guarantee of FPL Group Capital preferred stock will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group’s subsidiaries.  FPL Group’s guarantee of FPL Group Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

FPL Group may issue stock purchase contracts, including contracts that obligate holders to purchase from FPL Group, and FPL Group to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates.  The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of FPL Group Capital, debt securities of FPL Group, preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities (as defined herein)), or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts.  The stock purchase contracts may require FPL Group to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.  The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered.  The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts.

DESCRIPTION OF PREFERRED TRUST SECURITIES

General.  The Trust may issue preferred trust securities and common trust securities under the Trust Agreement.  The terms of the agreements pursuant to which the preferred trust securities of FPL Group Capital Trust will be issued is herein referred to as the “FPL Group Capital Trust Agreement,” and the Trust Agreement pursuant to which preferred trust securities of FPL Group Trust will be issued is herein referred to as the “FPL Group Trust Agreement;” each of these agreements is referred to in this prospectus as the “Trust Agreement.”  The terms of the FPL Group Capital Trust Agreement and the FPL Group Trust Agreement are substantially the same.  The preferred trust securities and common trust securities issued by the Trust are referred to in this prospectus as “Preferred Trust Securities” and “Common Trust Securities,” respectively, and collectively as “Trust Securities.”  These Trust Securities will represent undivided beneficial interests in the assets of the Trust.  In connection with the issuance of Trust Securities by FPL Group Capital Trust, the related FPL Group Capital Junior Subordinated Debentures (as defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee”) will be held by FPL Group Capital Trust, and in connection with the issuance of Trust Securities by FPL Group Trust, the related FPL Group Junior Subordinated Debentures (as defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee”) will be held by FPL Group Trust.  This section briefly summarizes some of the provisions of the Trust Agreement.  This summary does not contain a complete description of the Trust Agreement.  You should read this summary together with the Trust Agreement for a complete understanding of all the provisions.  The form of the Trust Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  In addition, each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

In this section, any discussion of FPL Group Capital Trust, FPL Group Trust, Preferred Trust Securities and Common Trust Securities relate only to the applicable Trust.  Holders of Preferred Trust Securities of FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I and FPL Group Trust II will be entitled to any of the benefits and protections contained in the Trust Agreement applicable to the particular Trust which issued the relevant Trust Securities and not with respect to any other Trust.

The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an event of default under the Trust Agreement, as described below, that results from an event of default under the Subordinated Indenture (as such term is defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—General”), the right of FPL Group, as holder of the Common Trust Securities, to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities.  (Trust Agreement, Section 4.03).  All of the Common Trust Securities will be owned by FPL Group.  (Trust Agreement, Section 5.10).

FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities issued by the Trust through a combination of the following:

(1)
with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, FPL Group’s guarantee of FPL Group Capital’s payment obligations under the FPL Group Capital Junior Subordinated Debentures (referred to in this prospectus as the “Subordinated Guarantee”);

(2)	with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group’s obligations under the FPL Group Junior Subordinated Debentures;

(3)	the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

(4)	FPL Group’s agreement to pay the expenses of the Trust; and

(5)
FPL Group’s guarantee of payments due on the Preferred Trust Securities to the extent of the Trust’s legally available assets (referred to in this prospectus as the “Preferred Trust Securities Guarantee”).

No single one of the applicable documents listed above standing alone or operating in conjunction with fewer than all of the other applicable documents constitutes the guarantee by FPL Group.  It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

FPL Group Capital Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Capital Junior Subordinated Debentures, and FPL Group Trust will use the proceeds from its sale of the Trust Securities to purchase FPL Group Junior Subordinated Debentures.  (Trust Agreement, Section 2.05).  The FPL Group Capital Junior Subordinated Debentures will be guaranteed by FPL Group pursuant to the Subordinated Guarantee described below and issued under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York as specified in the related prospectus supplement.  The FPL Group Junior Subordinated Debentures will be issued under a subordinated indenture between FPL Group and The Bank of New York, as trustee.  In connection with the issuance of Trust Securities, the Junior Subordinated Debentures (as defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and

the FPL Group Subordinated Guarantee”) will be held in trust for the benefit of holders of the applicable Preferred Trust Securities and Common Trust Securities.  (Trust Agreement, Section 2.09).

A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures issued in connection therewith.  For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures, and holders’ rights under each, see “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee” below.

Distributions.  The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the applicable Junior Subordinated Debentures.  (Trust Agreement, Section 8.01).  If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures, or if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures, as the case may be, the Trust will not have funds available to pay distributions on Preferred Trust Securities.  The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by FPL Group as described under “Description of the Preferred Trust Securities Guarantee.”

Unless otherwise provided in the related prospectus supplement, the issuer of the Junior Subordinated Debentures may have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods, in which case, if the Junior Subordinated Debentures were issued in connection with Preferred Trust Securities, distributions on the Preferred Trust Securities would be deferred during any such period.  Unless otherwise provided in the related prospectus supplement, distributions would, however, continue to accumulate.  (Trust Agreement, Section 4.01).  During any optional deferral period, or for so long as an “Event of Default” under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Trust Securities Guarantee has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to deferral of the payment of interest on the FPL Group Capital Junior Subordinated Debentures, nor FPL Group, with respect to the deferral of the payment of interest on the FPL Group Junior Subordinated Debentures, may:

(1)	declare or pay any dividend or distribution on its capital stock;

(2)	redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

(3)
pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be); or

(4)
make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee (as the case may be), other than

(1)
purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(2)
any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(3)
the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

(4)
dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

(5)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(6)
payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

(7)
payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

(8)	dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

(9)	redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group.

The exceptions in (8) and (9) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

Unless otherwise provided in the related prospectus supplement, before an optional deferral period ends, FPL Group Capital or FPL Group, as the case may be, may further defer the payment of interest.  Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement.  After any optional deferral period and the payment of all amounts then due, FPL Group Capital or FPL Group, as the case may be, may select a new optional deferral period.  No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.

Redemption.  Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities.  (Trust Agreement, Section 4.02(a)).

Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption or repayment of Junior Subordinated Debentures.  Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions.  (Trust Agreement, Section 4.02(c)).

Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days’ notice of any redemption.  (Trust Agreement, Section 4.02(b)).  On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities.  Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment.  If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding.  No interest will accrue on amounts payable on the redemption date.  In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day.  No interest will be payable because of any such delay.  If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by FPL Group pursuant to the Preferred Trust Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment.  In that event, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.  (Trust Agreement, Section 4.02(d)).

Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed.  The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued.  The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.  (Trust Agreement, Section 4.02(f)).

Subordination of Common Trust Securities.  Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities.  However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the related Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made.  In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable.  (Trust Agreement, Section 4.03(a)).

If an event of default under the Trust Agreement results from an event of default under the related Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to the Preferred Trust Securities has been cured, waived or otherwise eliminated.  Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holder of the Common Trust Securities, and only the holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.  (Trust Agreement, Section 4.03(b)).

Liquidation Distribution upon Dissolution.  The Trust will be dissolved and liquidated by the Property Trustee on the first to occur of:

(1)	the expiration of the term of the Trust;

(2)	the bankruptcy, dissolution or liquidation of FPL Group;

(3)	the redemption of all of the Preferred Trust Securities of the Trust;

(4)	the entry of an order for dissolution of the Trust by a court of competent jurisdiction; or

(5)	at any time, at the election of FPL Group. (Trust Agreement, Sections 9.01 and 9.02).

If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate.  If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures.  If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders of Preferred Trust Securities will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment.  If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis.  FPL Group, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default (or event that, with the lapse of time or giving of notice, would become such an event of default) has occurred and is continuing under the related Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities.  (Trust Agreement, Section 9.04).

Events of Default; Notice.  Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1)	the occurrence of an event of default as described in the related Subordinated Indenture;

(2)	default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

(3)	default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

(4)
default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement which is not dealt with above, and continuation of that default or breach for a period of 90 days after written notice to the Trust, the defaulting trustee under the Trust Agreement and FPL Group by the holders of Preferred Trust Securities having at least 33% of the total liquidation preference amount of the outstanding Preferred Trust Securities.  However, the holders of Preferred Trust Securities will be deemed to have agreed to an extension of the 90 day period if corrective action is initiated by any of the trustees within such period and is diligently pursued in good faith; or

(5)	the occurrence of certain events of bankruptcy or insolvency with respect to the Trust. (Trust Agreement, Section 1.01).

Within 90 days after the occurrence of any default known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, FPL Group and the Administrative Trustees notice of any such default, unless that default shall have been cured or waived.  (Trust Agreement, Section 8.02).

A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder’s Preferred Trust Securities.  The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the trustees under the Trust Agreement fail to do so.  (Trust Agreement, Section 6.01(a)).

Removal of Trustees.  Unless an event of default under the related Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time.  If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them.  The holder of the Common Trust Securities may remove any Administrative Trustee at any time.  Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee.  (Trust Agreement, Section 8.10).

Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by FPL Group as the holder of the Common Trust Securities.  (Trust Agreement, Section 8.10).

Voting Rights.  Except as provided below and under “Description of the Preferred Trust Securities Guarantee—Modification and Assignment,” and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee shall not:

(1)
direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee (as such term is defined below under “Description of the FPL Group and FPL Group Capital Junior Subordinated Debentures and the FPL Group Subordinated Guarantee—General”), or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Junior Subordinated Debentures;

(2)	waive any past default under the related Subordinated Indenture;

(3)	exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

(4)	consent to any amendment, modification or termination of the related Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required,

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of all outstanding Preferred Trust Securities of the Trust.  Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected.  The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities.  (Trust Agreement, Section 6.01(b)).  If the Property Trustee fails to enforce its rights, as holder, under the Junior Subordinated Debentures or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against FPL Group or FPL Group Capital, as the case may be, to enforce the Property Trustee’s rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else.  (Trust Agreement, Section 6.01(a)).  The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee.  The Property Trustee shall not take any action approved by the consent of the holders of Preferred Trust Securities without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action.  (Trust Agreement, Section 6.01(b)).

Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice.  (Trust Agreement, Section 6.06).  The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote.  (Trust Agreement, Section 6.02).

No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by FPL Group Capital, FPL Group, any Administrative Trustee or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent.  (Trust Agreement, Section 1.01).

Amendments.  The Trust Agreement may be amended from time to time by a majority of its Administrative Trustees and FPL Group, without the consent of any holders of Preferred Trust Securities or the other trustees under the Trust Agreement in order to:

(1)
cure any ambiguity; correct or supplement any provision that may be inconsistent with any other provision of the Trust Agreement or amendment to the Trust Agreement; or make any other provisions with respect to matters or questions arising under the Trust Agreement;

(2)	change the name of the Trust; or

(3)
modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust’s exemption from the status of an “investment company” under the Investment Company Act of 1940.

No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities or Common Trust Securities without the applicable consents required pursuant to the following two paragraphs.  Any of the amendments of the Trust Agreement described in paragraph (1) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities in accordance with the provisions of the Trust Agreement.  (Trust Agreement, Section 10.03(a)).

Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and FPL Group with:

(1)
the consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

(2)
receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust’s status as a grantor trust for federal income tax purposes (and not an association taxable as a corporation) or affect the Trust’s exemption from the status of an “investment company” under the Investment Company Act of 1940.  (Trust Agreement, Section 10.03(b)).

Each affected holder of Preferred Trust Securities must consent to any amendment to the Trust Agreement that:

(1)
adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities as of a specified date;

(2)	restricts the right of a holder of Preferred Trust Securities to institute suit for the enforcement of any such payment on or after that date; or

(3)	modify the provisions described in clauses (1) and (2) above. (Trust Agreement, Section 10.03(c)).

Form, Exchange and Transfer.  Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.  (Trust Agreement, Section 5.04).

Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar.  The Administrative Trustees may designate FPL Group or FPL Group Capital or any affiliate of either of them, as the Preferred Trust Security registrar.  The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent.  (Trust Agreement, Section 5.08).  No service charge will be made for any registration of transfer or exchange of Preferred Trust

Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.  A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request.  (Trust Agreement, Section 5.04).  The Administrative Trustees may at any time designate another transfer agent and registrar or rescind the designation of any transfer agent and registrar or approve a change in the office through which any transfer agent and registrar acts, except that FPL Group will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged.  (Trust Agreement, Sections 2.07(a) and 5.08).

The Trust will not be required to:

(1)
issue, register the transfer of, or exchange any Preferred Trust Securities during the period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed; or

(2)
register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.  (Trust Agreement, Section 5.04).

Payment on Preferred Trust Securities and Paying Agent.  Unless otherwise stated in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register.  (Trust Agreement, Section 4.04).  The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital.  The paying agent may resign upon 30 days’ written notice to the Administrative Trustees, the Property Trustee, FPL Group and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital.  In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of FPL Group reasonably acceptable to the Property Trustee, FPL Group, and, in the case of Preferred Trust Securities issued by FPL Group Capital Trust, FPL Group Capital, to act as paying agent.  (Trust Agreement, Section 5.09).

Duties of the Trustees.  The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties.  The Property Trustee will hold the Junior Subordinated Debentures on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act of 1939.  (Trust Agreement, Sections 2.06 and 2.07(b)).

The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that

(1)	the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940,

(2)	the Trust will not be taxed as a corporation, and

(3)
in the case of FPL Group Capital Trust, the FPL Group Capital Junior Subordinated Debentures will be treated as indebtedness of FPL Group Capital for United States federal income tax purposes and, in the case of FPL Group Trust, the FPL Group Junior Subordinated Debentures will be treated as indebtedness of FPL Group for United States federal income tax purposes.

In this regard, FPL Group and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that FPL Group and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.  (Trust Agreement, Section 2.07(d)).

Miscellaneous.  Holders of the Preferred Trust Securities have no preemptive or similar rights.  (Trust Agreement, Section 5.13).

Notices.  Notices to holders of Preferred Trust Securities will be sent by mail to the addresses of those holders as they appear in the security register for those Preferred Trust Securities.  (Trust Agreement, Section 6.02).

Title.  The Property Trustee, the Delaware Trustee, the Administrative Trustees, and the Preferred Trust Security registrar and transfer agent, and any agent of the Property Trustee, the Delaware Trustee, the Administrative Trustees, or the Preferred Trust Security registrar and transfer agent, may treat the person in whose name a Preferred Trust Security is registered as the absolute owner of that Preferred Trust Security for the purpose of receiving distributions and all other purposes, regardless of any notice to the contrary.  (Trust Agreement, Section 5.06).

Governing Law.  The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable.  (Trust Agreement, Section 10.05).

DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEE

General.  This section briefly summarizes some of the provisions of the Preferred Trust Securities Guarantee Agreements that FPL Group will execute and deliver for the benefit of the holders of the Preferred Trust Securities issued by FPL Group Capital Trust and FPL Group Trust.  The terms of these agreements are substantially the same, and they are referred to in this prospectus as the “Preferred Trust Securities Guarantee Agreement.”  This summary does not contain a complete description of the Preferred Trust Securities Guarantee Agreement.  You should read this summary together with the Preferred Trust Securities Guarantee Agreement for a complete understanding of all the provisions.  The form of the Preferred Trust Securities Guarantee Agreement has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.  In addition, the Preferred Trust Securities Guarantee Agreement will be qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

The Bank of New York will act as Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement and will hold the Preferred Trust Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

General Terms of the Preferred Trust Securities Guarantee.  FPL Group will absolutely, irrevocably and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert.  (Preferred Trust Securities Guarantee Agreement, Section 5.01).  The following payments will be subject to the Preferred Trust Securities Guarantee (without duplication):

(1)
any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent  the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time;

(2)
the redemption price, plus all accrued and unpaid distributions to the redemption date, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

(3)
upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the

Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement), the lesser of:

(a)
the aggregate of the liquidation preference amount and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds in the payment account maintained by the Property Trustee legally available for these payments at such time; and

(b)
the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

(Preferred Trust Securities Guarantee Agreement, Section 1.01).  FPL Group’s obligation to make a guarantee payment may be satisfied by either making a direct payment of the required amounts by FPL Group to the holders of Preferred Trust Securities or causing the Trust to pay such amounts to those holders.  (Preferred Trust Securities Guarantee Agreement, Section 5.01).

The Preferred Trust Securities Guarantee will be a guarantee, subject to certain subordination provisions, as to payment with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds legally available to make those payments.  (Preferred Trust Securities Guarantee Agreement, Sections 1.01 and 5.05).  If neither FPL Group Capital nor FPL Group makes interest payments on the FPL Group Capital Junior Subordinated Debentures held by a Trust and if FPL Group does not make interest payments on the FPL Group Junior Subordinated Debentures held by a Trust, in each case the applicable Trust will not have funds available to pay distributions on the Preferred Trust Securities.

FPL Group will fully and unconditionally guarantee payments due on the Preferred Trust Securities issued by the Trust through a combination of the following:

(1)	with respect to the Preferred Trust Securities issued by FPL Group Capital Trust only, the Subordinated Guarantee;

(2)	with respect to the Preferred Trust Securities issued by FPL Group Trust only, FPL Group’s obligations under the FPL Group Junior Subordinated Debentures;

(3)	the rights of holders of Preferred Trust Securities to enforce those obligations in (1) and (2) above, as applicable;

(4)	FPL Group’s agreement to pay the expenses of the Trust; and

(5)	the Preferred Trust Securities Guarantee.

No single one of the applicable documents listed above standing alone or operating in conjunction with fewer than all of the other applicable documents constitutes the guarantee by FPL Group.  It is only the combined operation of these documents that has the effect of providing a full and unconditional, but subordinated, guarantee as to payment by FPL Group of the Preferred Trust Securities.

Except as otherwise stated in the related prospectus supplement, the covenants in the Preferred Trust Securities Guarantee Agreement would not give holders of the Preferred Trust Securities protection in the event of a highly-leveraged transaction involving FPL Group.

Security and Ranking.  The Preferred Trust Securities Guarantee will be an unsecured obligation of FPL Group and will rank:

(1)
subordinate and junior in right of payment to all other liabilities of FPL Group, including the Subordinated Guarantee and the Senior Debt Securities Guarantee (except those made pari passu or subordinate by their terms);

(2)
equal in right of payment with the most senior preferred or preference stock that may be issued by FPL Group and with any guarantee that may be entered into by FPL Group in respect of any preferred or preference stock of any affiliate of FPL Group; and

(3)	senior to FPL Group common stock. (Preferred Trust Securities Guarantee Agreement, Section 6.01).

The Preferred Trust Securities Guarantee Agreement does not limit the amount of other indebtedness, including guarantees, that FPL Group may issue or incur or the amount of preferred or preference stock it may issue.

The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Trust Securities Guarantee.  (Trust Agreement, Section 5.02).

The Preferred Trust Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against FPL Group to enforce its rights under the Preferred Trust Securities Guarantee without first instituting a legal proceeding against anyone else.  (Preferred Trust Securities Guarantee Agreement, Sections 5.04 and 5.05).

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, the Preferred Trust Securities Guarantee will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group’s subsidiaries.  Neither the Subordinated Indenture nor the Preferred Trust Securities Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.

Events of Default.  An event of default under the Preferred Trust Securities Guarantee Agreement will occur upon failure of FPL Group to perform any of its payment obligations under the Preferred Trust Securities Guarantee Agreement, which failure has not been cured within 90 days of receipt of notice thereof.  (Preferred Trust Securities Guarantee Agreement, Section 1.01).  Upon an event of default, the holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities have the right to:

(1)	direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement, or

(2)
direct the exercise of any trust or power conferred upon the Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement.  (Preferred Trust Securities Guarantee Agreement, Section 5.04).

Any holder of the Preferred Trust Securities may enforce the Preferred Trust Securities Guarantee, or institute a legal proceeding directly against FPL Group to enforce the Preferred Trust Securities Guarantee Trustee’s rights under the Preferred Trust Securities Guarantee Agreement without first instituting a legal proceeding against the Trust, the Preferred Trust Securities Guarantee Trustee or anyone else.  (Preferred Trust Securities Guarantee Agreement, Section 5.04).  The holders of the Preferred Trust Securities having a majority of the aggregate liquidation preference of the Preferred Trust Securities may waive any past event of default and its consequences.  (Preferred Trust Securities Guarantee Agreement, Section 2.06).

FPL Group will be required to deliver to the Preferred Trust Securities Guarantee Trustee an annual statement as to its compliance with all conditions under the Preferred Trust Securities Guarantee Agreement.  (Preferred Trust Securities Guarantee Agreement, Section 2.04).

Modification and Assignment.  No consent of holders of Preferred Trust Securities is required for changes to the Preferred Trust Securities Guarantee Agreement that do not materially adversely affect their rights.  Except as provided below, changes to the Preferred Trust Securities Guarantee Agreement that materially adversely affect the rights of Preferred Trust Securities require the prior approval of the holders of Preferred Trust Securities having at least a majority of the aggregate liquidation preference amount of the outstanding Preferred Trust Securities.  Each affected holder of Preferred Trust Securities must consent to any amendment to the Preferred Trust Securities Guarantee Agreement that impairs the right of such holder to receive guarantee payments under the Preferred Trust Securities Guarantee Agreement or to institute suit for enforcement of any such payment.  (Preferred Trust Securities Guarantee Agreement, Section 8.01).

All guarantees and agreements contained in the Preferred Trust Securities Guarantee Agreement will bind the successors, assigns, receivers, trustees and representatives of FPL Group and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding.  (Preferred Trust Securities Guarantee Agreement, Section 8.02).

Termination of the Preferred Trust Securities Guarantee.  The Preferred Trust Securities Guarantee Agreement will terminate and be of no further force and effect upon:

(1)	full payment of the redemption price, plus accrued and unpaid distributions to the redemption date, for all the Preferred Trust Securities;

(2)	the distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

(3)	full payment of the amounts payable upon liquidation of the Trust.

However, the Preferred Trust Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time, as result of the subordination provisions or any mistake or any judicial proceeding or otherwise, any holder of Preferred Trust Securities must return any sums paid under the Preferred Trust Securities or the Preferred Trust Securities Guarantee.  (Preferred Trust Securities Guarantee Agreement, Section 7.01).

Governing Law.  The Preferred Trust Securities Guarantee Agreement provides that it is to be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable.  (Preferred Trust Securities Guarantee Agreement, Section 8.06).

DESCRIPTION OF THE FPL GROUP AND FPL GROUP CAPITAL
JUNIOR SUBORDINATED DEBENTURES AND THE
FPL GROUP SUBORDINATED GUARANTEE

General.  The junior subordinated debentures issued by FPL Group Capital are referred to in this prospectus as the “FPL Group Capital Junior Subordinated Debentures.”  The junior subordinated debentures issued by FPL Group are referred to in this prospectus as the “FPL Group Junior Subordinated Debentures,” and, together with the FPL Group Capital Junior Subordinated Debentures, are referred to as the “Junior Subordinated Debentures.”  The FPL Group Capital Junior Subordinated Debentures will be issued by FPL Group Capital in one or more series under an Indenture, dated as of March 1, 2004, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, an Indenture, dated as of September 1, 2006, among FPL Group Capital, FPL Group and The Bank of New York, as trustee, or another subordinated indenture among FPL Group Capital, FPL Group and The Bank of New York as specified in the related prospectus supplement.  The indenture or indentures pursuant to which FPL Group Capital Junior Subordinated Debentures may be issued, as it may be amended from time to time, is referred to in this prospectus as the “FPL Group Capital Subordinated Indenture.”  The indenture or indentures pursuant to which FPL Group Junior Subordinated Debentures may be issued, as it may be amended from time to time, is referred to in this prospectus as the “FPL Group Subordinated Indenture.”  The FPL Group Junior Subordinated Debentures will be issued by FPL Group in one or more series under an indenture or indentures between FPL Group and The Bank of New York, as trustee.  In connection with the issuance of Trust Securities, the Property Trustee will hold the FPL Group Capital Junior Subordinated Debentures on behalf of FPL Group Capital Trust, or the FPL Group Junior Subordinated Debentures on behalf of FPL Group Trust, as the case may be, as trust assets.  Each of the FPL Group Capital Subordinated Indenture and the FPL Group Subordinated Indenture, as each may be amended and supplemented from time to time, is referred to in this prospectus as the “Subordinated Indenture.”  The Bank of New York, as trustee under each Subordinated Indenture, is referred to in this prospectus as the “Subordinated Indenture Trustee.”  The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount.  The Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to in this prospectus as the “Subordinated Indenture Securities.”

This section briefly summarizes some of the terms of the Junior Subordinated Debentures, the Subordinated Guarantee applicable to the FPL Group Capital Junior Subordinated Debentures, and some of the provisions of the Subordinated Indenture.  This summary does not contain a complete description of the Junior Subordinated Debentures, the Subordinated Guarantee or the Subordinated Indenture.  You should read this summary together with the Subordinated Indenture and the officer’s certificates or other documents establishing the Junior Subordinated Debentures and the Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary.  The Subordinated Indenture (which, in the case of the FPL Group Capital Subordinated Indenture, contains the Subordinated Guarantee), the forms of officer’s certificate that may be used to establish a series of Junior Subordinated Debentures and the forms of the Junior Subordinated Debentures have been previously filed with the SEC, and are exhibits to the registration statement.  In addition, each Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939.  You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Each issue of the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures will constitute a separate series under the respective Subordinated Indenture.  In connection with the issuance of Trust Securities, the aggregate principal amount of each series will be limited to the sum of the aggregate liquidation preference amount of the related Preferred Trust Securities and the consideration paid by FPL Group for the related Common Trust Securities.

All FPL Group Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Capital Junior Subordinated Debentures of such series.  This means that FPL Group Capital may from time to time, without notice to, or the consent of the existing holders of the FPL Group Capital Junior Subordinated Debentures of a particular series, create and issue additional FPL Group Capital Junior Subordinated Debentures of such series.  Such additional FPL Group Capital Junior Subordinated Debentures will have the same terms as the FPL Group Capital Junior Subordinated Debentures of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional FPL Group Capital Junior Subordinated Debentures or except for the first payments of interest following the issue date of the additional FPL Group Capital Junior Subordinated Debentures) so that the additional FPL Group Capital Junior Subordinated Debentures may be consolidated and form a single series with the FPL Group Capital Junior Subordinated Debentures of such series.

Similarly, all FPL Group Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional FPL Group Junior Subordinated Debentures of such series, in the manner described in the paragraph above with respect to FPL Group Capital Junior Subordinated Debentures.

The FPL Group Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group Capital which rank junior to all of FPL Group Capital’s Senior Indebtedness.  The FPL Group Junior Subordinated Debentures will be unsecured, subordinated obligations of FPL Group which rank junior to all of FPL Group’s Senior Indebtedness.  The term “Senior Indebtedness” with respect to FPL Group Capital or FPL Group, as the case may be, will be defined in the related prospectus supplement.  All Junior Subordinated Debentures issued under a particular Subordinated Indenture will rank equally and ratably with all other Junior Subordinated Debentures issued under that Subordinated Indenture, except to the extent that FPL Group Capital or FPL Group, as the case may be, elects to provide security with respect to any series of Junior Subordinated Debentures without providing that security to all outstanding Junior Subordinated Debentures as allowed under the respective Subordinated Indenture.  Junior Subordinated Debentures issued under a particular Subordinated Indenture may rank senior to, pari passu with, or junior to, Junior Subordinated Debentures issued by the same issuer under another Subordinated Indenture.  The FPL Group Capital Junior Subordinated Debentures will be unconditionally guaranteed by FPL Group as to payment of principal, and any interest and premium, pursuant to a Subordinated Guarantee of FPL Group, included in the Subordinated Indenture for such FPL Group Capital Junior Subordinated Debentures, which Subordinated Guarantee ranks junior to all of FPL Group’s Senior Indebtedness, and may rank senior to, pari passu with, or junior to, FPL Group’s obligations under a separate Subordinated Guarantee.  See “—Subordinated Guarantee” below.

Although the FPL Group Capital Junior Subordinated Debentures and the FPL Group Junior Subordinated Debentures are discussed together in this section of the prospectus, FPL Group will have no obligation with respect to the FPL Group Capital Junior Subordinated Debentures except in connection with the Subordinated Guarantee and FPL Group Capital will have no obligation with respect to the FPL Group Junior Subordinated Debentures.

Each series of Junior Subordinated Debentures that may be issued under each Subordinated Indenture may have different terms.  FPL Group Capital or FPL Group, as the case may be, will include some or all of the following information about a specific series of Junior Subordinated Debentures in the prospectus supplement relating to those Junior Subordinated Debentures:

(1)	the title of those Junior Subordinated Debentures,

(2)	any limit upon the aggregate principal amount of those Junior Subordinated Debentures,

(3)	the date(s) on which the principal will be paid,

(4)
the rate(s) of interest on those Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)
the person to whom interest will be paid on any interest payment date, if other than the person in whose name those Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

(6)
the place(s) at which or methods by which payments will be made on those Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those Junior Subordinated Debentures may transfer or exchange those Junior Subordinated Debentures and serve notices and demands to or upon FPL Group Capital or FPL Group, as the case may be,

(7)	the security registrar and any paying agent or agents for those Junior Subordinated Debentures,

(8)
any date(s) on which, the price(s) at which and the terms and conditions upon which those Junior Subordinated Debentures may be redeemed at the option of the issuer, in whole or in part, and any restrictions on those redemptions,

(9)
any sinking fund or other provisions or options held by the registered owners of those Junior Subordinated Debentures that would obligate the issuer to repurchase or redeem those Junior Subordinated Debentures,

(10)	the denominations in which those Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

(12)
if FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Junior Subordinated Debentures in a currency other than that in which those Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

(13)
if the principal of or premium, if any, or interest on those Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which FPL Group Capital, or FPL Group, as the case may be, or a registered owner may elect to pay or receive those payments,

(14)	if the amount payable in respect of principal of or premium, if any, or interest on those Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the Subordinated Indenture, the manner in which those amounts will be determined,

(15)
the portion of the principal amount of the Junior Subordinated Debentures that will be paid by the issuer upon declaration of acceleration of the maturity of those Junior Subordinated Debentures, if other than the entire principal amount of those Junior Subordinated Debentures,

(16)
any events of default with respect to those Junior Subordinated Debentures and any covenants of FPL Group Capital, or FPL Group, as the case may be, for the benefit of the registered owners of those Junior Subordinated Debentures, other than those specified in the Subordinated Indenture,

(17)	the terms, if any, pursuant to which those Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

(18)
a definition of “Eligible Obligations” under the Subordinated Indenture with respect to the Junior Subordinated Debentures denominated in a currency other than U.S. dollars, and any other provisions for the reinstatement of the issuer’s indebtedness in respect of those Junior Subordinated Debentures after their satisfaction and discharge,

(19)	if those Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those Junior Subordinated Debentures in global form,

(20)	if those Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those Junior Subordinated Debentures as bearer securities,

(21)
any limits on the rights of the registered owners of those Junior Subordinated Debentures to transfer or exchange those Junior Subordinated Debentures or to register their transfer, and any related service charges,

(22)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Junior Subordinated Debentures,

(23)
any collateral security, assurance, or guarantee for those Junior Subordinated Debentures (including, with respect to the FPL Group Capital Junior Subordinated Debentures, any security, assurance of guarantee in addition to, or any exceptions to, the Subordinated Guarantee described under “—Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures” below),

(24)	the designation of the trust to which the Junior Subordinated Debentures are to be issued, if the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities,

(25)	the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

(26)	any other terms of those Junior Subordinated Debentures that are not inconsistent with the provisions of the Subordinated Indenture. (Subordinated Indenture, Section 301).

Except as otherwise stated in the related prospectus supplement, the covenants in the Subordinated Indenture would not give registered owners of Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving FPL Group Capital, in the case of the FPL Group Capital Junior Subordinated Debentures, or FPL Group.

Subordination.  The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be.  (FPL Group Capital Subordinated Indenture, Article Fifteen; FPL Group Subordinated Indenture, Article Fourteen).  No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by FPL Group Capital, or FPL Group, as the case may be, until all holders of Senior

Indebtedness of FPL Group Capital, or FPL Group, as the case may be, have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group, as the case may be;

(2)
any Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

(3)
any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group Capital, or FPL Group, as the case may be, are permitted to accelerate the maturity of such Senior Indebtedness.  (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

Upon any distribution of assets of FPL Group Capital, or of FPL Group, as the case may be, to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group Capital, or of FPL Group, as the case may be, must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution.  (FPL Group Capital Subordinated Indenture, Section 1502; FPL Group Subordinated Indenture, Section 1402).

FPL Group Capital is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, FPL Group Capital Subordinated Indenture Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group Capital’s subsidiaries.  The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group Capital’s subsidiaries may issue, guarantee or otherwise incur.

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, FPL Group Subordinated Indenture Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group’s subsidiaries.  The FPL Group Subordinated Indenture does not place any limit on the amount of liabilities including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.

Subordinated Guarantee of FPL Group Capital Junior Subordinated Debentures.  Pursuant to the Subordinated Guarantee, FPL Group will unconditionally and irrevocably guarantee the payment of principal of and any interest and premium, if any, on the FPL Group Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such FPL Group Capital Junior Subordinated Debentures and the FPL Group Capital Subordinated Indenture.  The Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the FPL Group Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the FPL Group Capital Subordinated Indenture.  (FPL Group Capital Subordinated Indenture, Article Fourteen).

The Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of FPL Group.  (FPL Group Capital Subordinated Indenture, Section 1402).  No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the FPL Group Capital Junior Subordinated Debentures may be made by FPL Group under the Subordinated Guarantee until all holders of Senior Indebtedness of FPL Group have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of FPL Group;

(2)	any Senior Indebtedness of FPL Group is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

(3)
any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of FPL Group are permitted to accelerate the maturity of such Senior Indebtedness.  (FPL Group Capital Subordinated Indenture, Section 1403).

Upon any distribution of assets of FPL Group to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of FPL Group must be paid in full before the holders of the FPL Group Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution.  (FPL Group Capital Subordinated Indenture, Section 1403).

FPL Group is a holding company that derives substantially all of its income from its operating subsidiaries.  Therefore, the Subordinated Guarantee is effectively subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by FPL Group’s subsidiaries.  The FPL Group Capital Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that FPL Group’s subsidiaries may issue, guarantee or otherwise incur.

Payment and Paying Agents.  Except as stated in the related prospectus supplement, on each interest payment date FPL Group Capital, or FPL Group, as the case may be, will pay interest on each Junior Subordinated Debenture to the person in whose name that Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date.  However, on the date that the Junior Subordinated Debentures mature, FPL Group Capital, or FPL Group, as the case may be, will pay the interest to the person to whom it pays the principal.  Also, if FPL Group Capital, or FPL Group, as the case may be, has defaulted in the payment of interest on any Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that Junior Subordinated Debenture:

(1)
as of the close of business on a date that the Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that FPL Group Capital, or FPL Group, as the case may be, proposes to pay the defaulted interest, or

(2)
in any other lawful manner that does not violate the requirements of any securities exchange on which that Junior Subordinated Debenture is listed and that the Subordinated Indenture Trustee believes is acceptable.  (Subordinated Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Junior Subordinated Debentures at maturity will be payable when such Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York, as paying agent, in The City of New York.  FPL Group Capital and/or FPL Group with respect to the FPL Group Capital Junior Subordinated Debentures and FPL Group with respect to the FPL Group Junior Subordinated Debentures may change the place of payment on the Junior Subordinated Debentures, appoint one or more additional paying agents, including itself, and remove any paying agent.  (Subordinated Indenture, Section 602).

Transfer and Exchange.  Unless otherwise stated in the related prospectus supplement, Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York, as security registrar, in The City of New York.  FPL Group Capital, or FPL Group, as the case may be, may change the place for transfer and exchange of the Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Junior Subordinated Debentures.  However, FPL Group Capital, or FPL Group, as the case may be, may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Junior Subordinated Debentures.

FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture selected for redemption.  Also, FPL Group Capital, or FPL Group, as the case may be, will not be required to transfer or exchange any Junior Subordinated Debenture during a period of 15 days before selection of Junior Subordinated Debentures to be redeemed.  (Subordinated Indenture, Section 305).

Unless otherwise stated in the related prospectus supplement, if Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and are subsequently distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged as described above.  (Trust Agreement, Section 9.04).

Defeasance.  FPL Group Capital and FPL Group may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the FPL Group Capital Junior Subordinated Debentures).  FPL Group may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Subordinated Indenture Securities (including the FPL Group Junior Subordinated Debentures).  To do so, FPL Group Capital or FPL Group, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group with respect to the FPL Group Junior Subordinated Debentures, must irrevocably deposit with the Subordinated Indenture Trustee or any paying agent, in trust:

(1)
money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Subordinated Indenture Securities,

(a)
direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)
certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity, or

(3)
a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Subordinated Indenture Securities, on or prior to their maturity.  (Subordinated Indenture, Section 701).

Option to Defer Interest Payments.  Unless otherwise provided in a related prospectus supplement, FPL Group Capital, or FPL Group, as the case may be, may have the option to defer the payment of interest from time to time on the Junior Subordinated Debentures for one or more periods.  As a consequence, if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities, distributions on the Preferred Trust Securities would be deferred during any optional deferral period.  Interest would, however, continue to accrue on the Junior Subordinated Debentures.  Unless otherwise provided in a related prospectus supplement, during any optional deferral period, or for so long as an “Event of Default” under the Subordinated Indenture resulting from a payment default (or a payment default under the Preferred Trust Securities Guarantee if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities) has occurred and is continuing, neither FPL Group nor FPL Group Capital, with respect to FPL Group Capital Junior Subordinated Debentures, or FPL Group, with respect to FPL Group Junior Subordinated Debentures may:

(1)	declare or pay any dividend or distribution on its capital stock;

(2)	redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

(3)
pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or, in the case of FPL Group Capital Junior Subordinated Debentures issued in connection with Preferred Trust Securities, the Subordinated Guarantee (as the case may be); or

(4)
make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Subordinated Guarantee if the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities (as the case may be), other than

(1)
purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock;

(2)
any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock;

(3)
the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts;

(4)
dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts;

(5)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(6)
payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by FPL Group concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made on any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full;

(7)
payments under any guarantee of junior subordinated debentures executed and delivered by FPL Group (including a FPL Group Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full;

(8)	dividends or distributions by FPL Group Capital on its capital stock to the extent owned by FPL Group; or

(9)	redemptions, purchases, acquisitions or liquidation payments by FPL Group Capital with respect to its capital stock to the extent owned by FPL Group. (Subordinated Indenture, Section 608).

The exceptions in (8) and (9) above are not applicable to an optional deferral period on the FPL Group Junior Subordinated Debentures.

Unless otherwise provided in a related prospectus supplement, before an optional deferral period ends, FPL Group Capital, or FPL Group, as the case may be, may further defer the payment of interest.  Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement.  After any optional deferral period and the payment of all amounts then due, FPL

Group Capital, or FPL Group, as the case may be, may select a new optional deferral period.  No interest period may be deferred beyond the maturity of the Junior Subordinated Debentures.  If the Junior Subordinated Debentures are issued in connection with Preferred Trust Securities, FPL Group Capital, or FPL Group, as the case may be, will give the Trust and the Subordinated Indenture Trustee notice of its election of an optional deferral period prior to the earlier of (i) one business day before the record date for the distribution on the Preferred Trust Securities which would occur if FPL Group Capital, or FPL Group, as the case may be, did not make the election to defer or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date for such a distribution.  The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

Additional Interest.  If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities and if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then, so long as any Preferred Trust Securities remain outstanding, FPL Group Capital, or FPL Group, as the case may be, will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts received and retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment.  (Subordinated Indenture, Section 313).

Redemption.  The redemption terms of the Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement.  Unless set forth differently in a prospectus supplement, and except with respect to Junior Subordinated Debentures redeemable at the option of the holder, Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date.  If less than all of the Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Junior Subordinated Debentures to be redeemed.  In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate.  (Subordinated Indenture, Sections 403 and 404).

Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date.  The paying agent will pay the redemption price and any accrued interest once the Junior Subordinated Debentures are surrendered for redemption.  (Subordinated Indenture, Section 405).  If only part of a Junior Subordinated Debenture is redeemed, the Subordinated Indenture Trustee will deliver a new Junior Subordinated Debenture of the same series for the remaining portion without charge.  (Subordinated Indenture, Section 406).

Any redemption at the option of FPL Group Capital, or FPL Group, as the case may be, may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price.  If the paying agent has not received such money by the date fixed for redemption, neither FPL Group Capital nor FPL Group, in the case of FPL Group Capital Junior Subordinated Debentures, nor FPL Group, in the case of FPL Group Junior Subordinated Debentures, will be required to redeem such Junior Subordinated Debentures.  (Subordinated Indenture, Section 404).

If the Junior Subordinated Debentures are issued in connection with the issuance of Trust Securities, for so long as the Trust is the holder of all of the related Junior Subordinated Debentures the proceeds of any redemption of Junior Subordinated Debentures will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.  (Trust Agreement, Section 4.02(a)).

Subject to applicable law, including United States federal securities laws, FPL Group or its affiliates, including FPL Group Capital, may at any time and from time to time purchase outstanding Junior Subordinated Debentures by tender, in the open market or by private agreement.

Consolidation, Merger, and Sale of Assets.  Under the FPL Group Capital Subordinated Indenture, neither FPL Group Capital nor FPL Group may, and under the FPL Group Subordinated Indenture, FPL Group may not, consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)	the entity formed by that consolidation, or the entity into which FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the

case of the FPL Group Subordinated Indenture, is merged, or the entity that acquires or leases FPL Group Capital’s or FPL Group’s, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group’s, in the case of the FPL Group Subordinated Indenture, property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes FPL Group Capital’s or FPL Group’s, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group’s, in the case of the FPL Group Subordinated Indenture, obligations on all Subordinated Indenture Securities and under the Subordinated Indenture,

(2)
immediately after giving effect to the transaction, no event of default under the Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Subordinated Indenture exists, and

(3)
FPL Group Capital or FPL Group, as the case may be, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, delivers an officer’s certificate and an opinion of counsel to the Subordinated Indenture Trustee, as provided in the Subordinated Indenture.  (Subordinated Indenture, Section 1101).

The Subordinated Indenture does not prevent or restrict:

(1)
any consolidation or merger after the consummation of which FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, would be the surviving or resulting entity;

(2)
in the case of the FPL Group Capital Subordinated Indenture, any consolidation of FPL Group Capital with FPL Group or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by FPL Group, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof;

(3)
any conveyance or other transfer, or lease, of any part of the properties or assets of FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, which does not constitute the entirety, or substantially the entirety, thereof; or

(4)
the approval by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, of or the consent by FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to any consolidation or merger to which any direct or indirect subsidiary or affiliate of FPL Group may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets.  (Subordinated Indenture, Section 1103).

Events of Default.  Each of the following is an event of default under the Subordinated Indenture with respect to the Subordinated Indenture Securities of any series:

(1)
failure to pay interest on the Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

(2)	failure to pay principal or premium, if any, on the Subordinated Indenture Securities of that series when it is due,

(3)
failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of Subordinated Indenture Securities, that continues for 90 days after FPL Group Capital and FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, receive written notice of such failure to comply from the Subordinated Indenture Trustee, or FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, FPL Group and the Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Subordinated Indenture Securities of that series,

(4)
certain events of bankruptcy, insolvency or reorganization of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture,

(5)	with certain exceptions, the Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by FPL Group, and

(6)	any other event of default specified with respect to the Subordinated Indenture Securities of that series. (Subordinated Indenture, Section 801).

In the case of the third event of default listed above, the Subordinated Indenture Trustee may extend the grace period.  In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Debentures of that series, together with the Subordinated Indenture Trustee, may also extend the grace period.  The grace period will be automatically extended if FPL Group Capital or FPL Group, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, has initiated and is diligently pursuing corrective action in good faith.  (Subordinated Indenture, Section 801).  An event of default with respect to the Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

Remedies.  If an event of default applicable to the Subordinated Indenture Securities of one or more series, but not applicable to all outstanding Subordinated Indenture Securities, exists, then either the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately.  (Subordinated Indenture, Section 802).

If the event of default is applicable to all outstanding Subordinated Indenture Securities, then only the Subordinated Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.  (Subordinated Indenture, Section 802).  However, the event of default giving rise to the declaration relating to any series of Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)
FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, deposits with the Subordinated Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all Subordinated Indenture Securities of that series,

(b)	the principal of and any premium on any Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture, and

(2)
any other event of default with respect to the Subordinated Indenture Securities of that series has been cured or waived as provided in the Subordinated Indenture.  (Subordinated Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Subordinated Indenture, the Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request or direction of any of the registered owners of the Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Subordinated Indenture Trustee.  (Subordinated Indenture, Section 903).  If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or exercising any trust or power conferred on the Subordinated Indenture Trustee, with respect to the Subordinated Indenture Securities of that series.  However, if an event of default under the Subordinated Indenture relates to more than one series of Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Subordinated Indenture Securities, considered as one class, will have the right to make that direction.  Also, the direction must not violate any law or the Subordinated Indenture, and may not expose the Subordinated Indenture Trustee to personal liability in circumstances where its indemnity would not, in the Subordinated Indenture Trustee’s sole discretion, be adequate.  (Subordinated Indenture, Section 812).

No registered owner of Subordinated Indenture Securities of any series will have any right to institute any proceeding under the Subordinated Indenture, or exercise any remedy under the Subordinated Indenture, unless:

(1)	that registered owner has previously given to the Subordinated Indenture Trustee written notice of a continuing event of default with respect to the Subordinated Indenture Securities of that series,

(2)
the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, have made written request to the Subordinated Indenture Trustee, and have offered reasonable indemnity to the Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and

(3)
the Subordinated Indenture Trustee has failed to institute any proceeding, and has not received from the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all series in respect of which an event of default under the Subordinated Indenture exists, considered as one class, a direction inconsistent with that request, within 60 days after that notice, request and offer.  (Subordinated Indenture, Section 807).

However, these limitations do not apply to a suit instituted by a registered owner of a Subordinated Indenture Security for the enforcement of payment of the principal of or any premium, if any, or interest on that Subordinated Indenture Security on or after the applicable due date specified in that Subordinated Indenture Security.  (Subordinated Indenture, Section 808).

Each of FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and FPL Group in the case of the FPL Group Subordinated Indenture, is required to deliver to the Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the Subordinated Indenture.  (Subordinated Indenture, Section 606).

Enforcement of Certain Rights by Holders of Preferred Trust Securities.  If the Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities and if there is an event of default with respect to Junior Subordinated Debentures held by the Trust, then the holders of Preferred Trust Securities issued by the Trust will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee’s rights against FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as a holder of the Junior Subordinated Debentures.  However, in such a situation, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group, in the case of the FPL Group Subordinated Indenture, to the same extent, and upon the same conditions, as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities.  (Subordinated Indenture, Section 610).

Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of at least a majority of the aggregate liquidation amount of outstanding Preferred Trust Securities.  Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against FPL Group Capital in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, to the fullest extent permitted by law.  (Subordinated Indenture, Sections 807, 808 and 812).

Modification and Waiver.  Without the consent of any registered owner of Subordinated Indenture Securities, FPL Group, the Subordinated Indenture Trustee and, in the case of the FPL Group Capital Subordinated Indenture, FPL Group Capital, may amend or supplement the Subordinated Indenture for any of the following purposes:

(1)
to provide for the assumption by any permitted successor to FPL Group Capital or FPL Group of FPL Group Capital’s or FPL Group’s, in the case of the FPL Group Capital Subordinated Indenture, or by any permitted successor to FPL Group of FPL Group’s, in the case of the FPL Group Subordinated Indenture, obligations with respect to the Subordinated Indenture and the Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

(2)
to add covenants of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, or to surrender any right or power conferred upon FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group by the Subordinated Indenture,

(3)	to add any additional events of default,

(4)
to change, eliminate or add any provision of the Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that series or tranche only

(a)	when the required consent of the registered owners of Subordinated Indenture Securities of that series or tranche has been obtained, or

(b)	when no Subordinated Indenture Securities of that series or tranche remain outstanding under the Subordinated Indenture,

(5)	to provide collateral security for all but not a part of the Subordinated Indenture Securities,

(6)	to establish the form or terms of Subordinated Indenture Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)
to accept the appointment of a successor Subordinated Indenture Trustee or co-trustee with respect to the Subordinated Indenture Securities of one or more series and to change any of the provisions of the Subordinated Indenture as necessary to provide for the administration of the trusts under the Subordinated Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for the Subordinated Indenture Securities of all or any series or tranche,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all or any series or tranche of Subordinated Indenture Securities are payable,

(b)	all or any series or tranche of Subordinated Indenture Securities may be transferred or exchanged, and

(c)
notices and demands to or upon FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, in respect of Subordinated Indenture Securities and the Subordinated Indenture may be served, or

(11)
to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Subordinated Indenture Securities of any series or tranche.  (Subordinated Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding may waive compliance by FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or by FPL Group in the case of the FPL Group Subordinated Indenture, with certain restrictive provisions of the Subordinated Indenture.  (Subordinated Indenture, Section 607).  The registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series affected.  (Subordinated Indenture, Section 813).  If the Trust holds Subordinated Indenture Securities of any series, the Trust may not waive compliance, or any default in compliance, by FPL Group Capital or FPL Group with any covenant or term contained in, or any past default under, the Subordinated Indenture or the Subordinated Indenture Securities of such series, without the approval of at least a majority (or such greater percentage required by the Trust Agreement) in aggregate liquidation preference amount of the outstanding Preferred Trust Securities.  (Subordinated Indenture, Sections 607 and 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of either Subordinated Indenture in a way that requires changes to the Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations.  FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, and the Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment.  (Subordinated Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the Subordinated Indenture.  However, if less than all of the series of Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all directly affected series, considered as one class, is required.  But, if FPL Group Capital or FPL Group, as the case may be, issues any series of Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required.  However, none of those amendments or modifications may:

(1)
change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a Subordinated Indenture Security is due without the consent of the registered owner of that Subordinated Indenture Security,

(2)
reduce any Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Subordinated Indenture Security,

(3)	reduce any premium payable upon the redemption of a Subordinated Indenture Security without the consent of the registered owner of that Subordinated Indenture Security,

(4)	change the currency (or other property) in which a Subordinated Indenture Security is payable without the consent of the registered owner of that Subordinated Indenture Security,

(5)
impair the right to sue to enforce payments on any Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Subordinated Indenture Security,

(6)
in the case of FPL Group Capital Subordinated Indenture, impair the right to receive payments under the Subordinated Guarantee or to institute suit for enforcement of any such payment under the Subordinated Guarantee,

(7)
reduce the percentage in principal amount of the outstanding Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche,

(8)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Subordinated Indenture Security of that series or tranche, or

(9)
modify certain of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding Subordinated Indenture Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Subordinated Indenture Securities, or that modifies the rights of the registered owners of Subordinated Indenture Securities of that series or tranche with respect to that provision, will not affect the rights under the Subordinated Indenture of the registered owners of the Subordinated Indenture Securities of any other series or tranche.  If Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (1) through (9) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected.  (Subordinated Indenture, Section 1202).

Each Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of Subordinated Indenture Securities, (a) in the case of the FPL Group Capital Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group Capital, FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group Capital, FPL Group or of that other obligor (unless FPL Group Capital, FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision) and (b) in the case of the FPL Group Subordinated Indenture, Subordinated Indenture Securities owned by FPL Group or any other obligor upon the Subordinated Indenture Securities or any affiliate of FPL Group or of that other obligor (unless FPL Group, that affiliate or that obligor owns all Subordinated Indenture Securities outstanding under the Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding.  (Subordinated Indenture, Section 101).

If FPL Group Capital, in the case of the FPL Group Capital Subordinated Indenture, or FPL Group solicits any action under the Subordinated Indenture from registered owners of Subordinated Indenture Securities, each of FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, may, at its option, by signing a written request to the Subordinated Indenture Trustee, fix in advance a record date for determining the registered owners of Subordinated Indenture Securities entitled to take that action.  However, neither FPL Group Capital nor FPL Group will be obligated to do this.  If FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, as the case may be, fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Subordinated Indenture Securities have authorized that action.  For these purposes, the outstanding Subordinated Indenture Securities will be computed as of the record date.  Any action of a registered owner of any Subordinated Indenture Security under the Subordinated Indenture will bind every future registered owner of that Subordinated Indenture Security, or any Subordinated Indenture Security replacing that Subordinated Indenture Security, with respect to anything that the Subordinated Indenture Trustee, FPL Group Capital or FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Subordinated Indenture Security.  (Subordinated Indenture, Section 104).

Resignation and Removal of Subordinated Indenture Trustee. The Subordinated Indenture Trustee may resign at any time with respect to any series of Subordinated Indenture Securities by giving written notice of its resignation to FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture.  Also, the registered owners of a majority in principal amount of the outstanding Subordinated Indenture Securities of one or more series of Subordinated Indenture Securities may remove the Subordinated Indenture Trustee at any time with respect to the Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Subordinated Indenture Trustee, FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, and to FPL Group in the case of the FPL Group Subordinated Indenture.  However, if Junior Subordinated Debentures were issued in connection with the issuance of Trust Securities, so long as any Preferred Trust Securities remain outstanding, the Trust cannot deliver an instrument evidencing this action without the consent of the holders of a majority in aggregate liquidation preference of Preferred Trust Securities outstanding.  (Subordinated Indenture, Section 910).  The resignation or removal of the Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a Subordinated Indenture Trustee appointed by the registered owners of Subordinated Indenture Securities, the Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture if:

(1)	no event of default under the Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Subordinated Indenture exists, and

(2)
FPL Group Capital and FPL Group in the case of the FPL Group Capital Subordinated Indenture, or FPL Group in the case of the FPL Group Subordinated Indenture, have delivered to the Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Subordinated Indenture.  (Subordinated Indenture, Section 910).

Notices.  Notices to registered owners of Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Subordinated Indenture Securities.  (Subordinated Indenture, Section 106).

Title.  The person in whose name a Subordinated Indenture Security is registered may be treated as the absolute owner of that Subordinated Indenture Security, whether or not that Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary.  (Subordinated Indenture, Section 308).

Governing Law.  The Subordinated Indenture and the Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to New York’s conflict of law principles, except to the extent that the law of any other jurisdiction is mandatorily applicable.  (Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

FPL Group and its subsidiaries, including FPL Group Capital, also maintain various banking and trust relationships with The Bank of New York.  In addition to acting as Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Capital Subordinated Indenture, The Bank of New York acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of FPL Group Capital Senior Debt Securities” above, (ii) Guarantee Trustee under the Guarantee Agreement described under “Description of the FPL Group Capital Senior Debt Securities Guarantee” above, (iii) purchase contract agent under a purchase contract agreement described under “Description of FPL Group Stock Purchase Contracts and Stock Purchase Units” above, (iv) Preferred Trust Securities Guarantee Trustee under the Preferred Trust Securities Guarantee Agreement described under “Description of the Preferred Trust Securities Guarantee” above, (v) Property Trustee under the Trust Agreement and (vi) Subordinated Indenture Trustee, security registrar and paying agent under the FPL Group Subordinated Indenture.  In addition, The Bank of New York acts as preferred trust securities trustee and property trustee with respect to FPL Group Capital Trust I’s preferred trust securities.  The Bank of New York (Delaware) acts as the Delaware Trustee under the Trust Agreement and as Delaware trustee under the Trust Agreement entered into in connection with FPL Group Capital Trust I’s preferred trust securities.

PLAN OF DISTRIBUTION

FPL Group, FPL Group Capital and the Trust may sell the securities offered pursuant to this prospectus (“Offered Securities”):

(1)	through underwriters or dealers,

(2)	through agents, or

(3)	directly to one or more purchasers.

Through Underwriters or Dealers.  If FPL Group, FPL Group Capital and/or the Trust uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account.  The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters.  Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them.  If FPL Group, FPL Group Capital and/or the Trust uses a dealer in the sale, FPL Group, FPL Group Capital and/or the Trust will sell the Offered Securities to the dealer as principal.  The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents.  FPL Group, FPL Group Capital and/or the Trust may designate one or more agents to sell the Offered Securities.  Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly.  FPL Group, FPL Group Capital and/or the Trust may sell the Offered Securities directly to one or more purchasers.  In this case, no underwriters, dealers or agents would be involved.

General Information.  A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them.  A prospectus supplement will also state the proceeds to FPL Group, FPL Group Capital and/or the Trust from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

FPL Group, FPL Group Capital and/or the Trust may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from FPL Group, FPL Group Capital and/or the Trust at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent or the applicable trust’s agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with FPL Group, FPL Group Capital and/or the Trust and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

FPL Group, FPL Group Capital and/or the Trust may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by FPL Group, FPL Group Capital and/or the Trust or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from FPL Group, FPL Group Capital and/or the Trust in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

FPL Group, FPL Group Capital and/or the Trust may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from FPL Group’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Squire, Sanders & Dempsey L.L.P., Miami, Florida, and Thelen Reid Brown Raysman & Steiner LLP, New York, New York, co-counsel to FPL Group, FPL Group Capital and the Trust, will pass upon the legality of the Offered Securities for FPL Group, FPL Group Capital and the Trust.  Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriter, dealer or agent.  Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Morris, James, Hitchens & Williams LLP, special Delaware counsel to FPL Group, FPL Group Capital and the Trust.  Thelen Reid Brown Raysman & Steiner LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire, Sanders & Dempsey L.L.P., and on the opinion of Morris, James, Hitchens & Williams LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.  Squire, Sanders & Dempsey L.L.P. may rely as to all matters of New York law upon the opinion of Thelen Reid Brown Raysman & Steiner LLP, and on the opinion of Morris, James, Hitchens & Williams LLP, as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities.

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You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from FPL Group, FPL Group Capital or the Trust specifying the final terms of a particular offering of securities.  Neither FPL Group, FPL Group Capital nor the Trust has authorized anyone else to provide you with additional or different information.  Neither FPL Group, FPL Group Capital nor the Trust is making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

$

Series E Junior Subordinated Debentures due 2067

The Series E Junior Subordinated Debentures will
be Fully and Unconditionally Guaranteed by
FPL GROUP, INC.

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PROSPECTUS SUPPLEMENT

September     , 2007

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Citi
Merrill Lynch & Co.
Morgan Stanley
UBS Investment Bank
Wachovia Securities

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A.G. Edwards
Banc of America Securities LLC
Lehman Brothers
Raymond James
RBC Capital Markets